UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                        ---------------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 2, 2008

                           FIRST MERCHANTS CORPORATION

             (Exact name of registrant as specified in its charter)

                                     INDIANA

                 (State or other jurisdiction of incorporation)

0-17071                                                      35-1544218
(Commission File Number)                       (IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, Indiana                                              47305-2814
(Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (765) 747-1500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications   pursuant  to  Rule 14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications   pursuant  to  Rule 13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On September 3, 2008, First Merchants Corporation ("First Merchants") and Lincoln Bancorp ("Lincoln") jointly announced the signing of a definitive agreement (the "Agreement") pursuant to which Lincoln will be merged with and into First Merchants (the "Merger"). The Merger has been approved by the Boards of Directors of each of Lincoln and First Merchants, but is conditioned upon the approval of the Lincoln shareholders and certain regulatory authorities. The Agreement provides that upon the effective date of the Merger (the "Effective Time"), each shareholder of Lincoln may elect to receive either 0.7004 shares of First Merchants' common stock (valued at $13.93 based on First Merchants' September 2, 2008 closing price of $19.89 per share), or $15.76 in cash for each Lincoln common share owned by such shareholder. However, no more than 3,576,417 shares of First Merchants' common stock and no more than $16,800,000 in cash may be paid to the Lincoln shareholders in the Merger and there may be re-allocations of cash and stock to certain Lincoln shareholders if either threshold is exceeded. Based on the closing price of First Merchants' common stock on September 2, 2008, the transaction has an aggregate value between $74 million and $77 million, depending upon the elections made by Lincoln shareholders. The transaction is expected to be a tax-free stock exchange for those Lincoln shareholders electing to receive First Merchants' common stock. The Merger is subject to various contingencies, including the approval of the holders of Lincoln's outstanding common shares and the receipt of certain regulatory approvals.

     The Agreement of Reorganization and Merger between First Merchants and Lincoln dated September 2, 2008, is attached hereto as Exhibit 2.1 and incorporated herein by reference.

     This current report on Form 8-K, including the exhibit hereto, contains forward-looking statements that involve risk and uncertainty. It should be noted that a variety of factors could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the combined company's forward-looking statements.

     The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the combined company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the combined company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer business requirements, legislation, acquisition cost savings and revenue enhancements and similar matters. Readers of this report are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

Item 7.01.        Regulation FD Disclosure.

     In connection with the execution of the Agreement, First Merchants and Lincoln jointly issued a press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d) (2.1) Agreement of Reorganization and Merger between First Merchants Corporation and Lincoln Bancorp dated September 2, 2008.

     (10.1) Press Release dated September 3, 2008

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         DATE: September 3, 2008.

                                                FIRST MERCHANTS CORPORATION


                                                By: /s/ Mark K. Hardwick
                                                    -----------------------
                                                    Mark K. Hardwick,
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX


(2.1) Agreement of Reorganization and Merger between First Merchants Corporation and Lincoln Bancorp dated September 2, 2008.

(10.1) Press Release dated September 3, 2008

                                   EXHIBIT 2.1

                     AGREEMENT OF REORGANIZATION AND MERGER

                                     BETWEEN

                           FIRST MERCHANTS CORPORATION

                                       AND

                                 LINCOLN BANCORP



     THIS AGREEMENT OF REORGANIZATION AND MERGER (the "Agreement"), is entered as of the 2nd day of September, 2008, by and between FIRST MERCHANTS CORPORATION, an Indiana corporation ("First Merchants") and LINCOLN BANCORP, an Indiana corporation ("Lincoln").

                              W I T N E S S E T H:

     WHEREAS, First Merchants is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal place of business in Muncie, Delaware County, Indiana and with First Merchants Bank of Central Indiana, National Association, a national bank ("FMBCI") as its wholly-owned subsidiary;

     WHEREAS, Lincoln is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal place of business in Plainfield, Hendricks County, Indiana, with Lincoln Bank, an Indiana state bank (the "Bank") as its wholly-owned subsidiary;

     WHEREAS, LF Portfolio Services, Inc. ("LF Portfolio") is a corporation duly organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of the Bank (the "Bank", "LF Portfolio", "LF Service" (as defined below) and "Citizens" (as defined below) are sometimes collectively referred to herein as "Subsidiaries")

     WHEREAS, it is the desire of First Merchants and Lincoln to effect a series of transactions whereby (i) Lincoln will merge with and into First Merchants,
(ii) the Bank will merge with and into FMBCI, and (iii) LF Portfolio will become a wholly-owned subsidiary of FMBCI; and

     WHEREAS, a majority of the entire Boards of Directors of First Merchants, FMBCI, Lincoln and the Bank have approved this Agreement, designated it as a plan of reorganization within the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and authorized its execution.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, First Merchants and Lincoln hereby make this Agreement and prescribe the terms and conditions of the merger of Lincoln with and into First Merchants and the Bank with and into FMBCI and the mode of carrying the transactions into effect as follows:

                                   SECTION 1

                                   The Mergers

     1.01 Lincoln Merger. Subject to the terms and conditions of this Agreement, on the Effective Date (as defined in Section 11 hereof), Lincoln shall be merged with and into First Merchants, which shall be the "Continuing Company" and shall continue its corporate existence under the laws of the State of Indiana, pursuant to the provisions of and with the effect provided in the Indiana Business Corporation Law and particularly Indiana Code Section 23-1-40 (the "Merger").

     1.02 Bank Merger. Subject to the terms and conditions of this Agreement, on the Effective Date, or another date subsequent thereto, the Bank shall be merged with and into FMBCI pursuant to the terms and conditions of the Agreement and Plan of Merger attached hereto as Exhibit A (the "Bank Merger Agreement") and otherwise in accordance with 12 USC 215a and The Indiana Financial Institutions Act, as amended, together with any regulations promulgated thereunder (the "Bank Merger").

     1.03 Right to Revise Mergers. First Merchants may, at any time, change the method of effecting the Merger or the Bank Merger if and to the extent First Merchants deems such change to be desirable, including, without limitation, to provide for the merger of Lincoln into a wholly-owned subsidiary of First Merchants and/or the merger of the Bank and LF Portfolio or either of them into FMBCI or wholly-owned subsidiaries of First Merchants or FMBCI; provided, however, that no such change, modification or amendment shall (a) alter or change the amount or kind of consideration to be received by the shareholders of Lincoln specified in Section 3 hereof as a result of the Merger, except in accordance with the terms of Section 3 hereof; (b) adversely affect the tax treatment to the shareholders of Lincoln; (c) alter or change any of First Merchant's covenants specified in Section 8 hereof; or (d) materially impede or delay receipt of any approvals referred to in this Agreement or the consummation of the transactions contemplated by this Agreement.

                                   SECTION 2

                              Effect Of The Merger

Upon the Merger becoming effective:

     2.01 General Description. The separate existence of Lincoln shall cease and the Continuing Company shall possess all of the assets of Lincoln and all of its rights, privileges, immunities, powers, and franchises and shall be subject to and assume all of the duties and liabilities of Lincoln.

     2.02 Name, Offices, and Management. The name of the Continuing Company shall continue to be "First Merchants Corporation." Its principal office shall be located at 200 E. Jackson Street, Muncie, Indiana. Except as otherwise provided in Section 8.07 hereof, the Board of Directors of the Continuing Company, until such time as their successors have been elected and qualified, shall consist of the current Board of Directors of First Merchants. The officers of First Merchants immediately prior to the Effective Date shall continue as the officers of the Continuing Company.

     2.03 Capital Structure. The amount of capital stock of the Continuing Company shall not be less than the capital stock of First Merchants immediately prior to the Effective Date increased by the amount of capital stock issued in accordance with Section 3 hereof.

     2.04 Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of the Continuing Company shall be those of First Merchants immediately prior to the Effective Date until the same shall be further amended as provided by law.

     2.05 Assets and Liabilities. The title to all assets, real estate and other property owned by First Merchants and Lincoln shall vest in the Continuing Company without reversion or impairment. All liabilities of Lincoln shall be assumed by the Continuing Company.

2.06 Additional Actions. If, at any time after the Effective Date, the Continuing Company shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable
(a) to vest, perfect or confirm, of record or otherwise, in the Continuing Company its right, title or interest in, to or under any of the rights, properties or assets of Lincoln or the Subsidiaries, or (b) otherwise carry out the purposes of this Agreement, Lincoln and the Subsidiaries and their respective officers and directors shall be deemed to have granted to the Continuing Company an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Continuing Company and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Continuing Company are authorized in the name of Lincoln or the Subsidiaries or otherwise to take any and all such action.

                                    SECTION 3

                               Consideration To Be
                     Distributed To Shareholders Of Lincoln

     3.01 Consideration. Upon and by reason of the Merger becoming effective, the shareholders of Lincoln of record on the Effective Date shall be entitled to receive in exchange for the Lincoln common shares held and at their election (subject to the limitations and prorations set forth in this Section 3) either
(i) 0.7004 (the "Conversion Ratio") shares of First Merchants' common stock for each Lincoln common share held ("Share Option"), or (ii) cash in the amount of $15.76 for each share of Lincoln's common stock held ("Cash Option"), subject to the provisions and limitations of Section 3.07. A Lincoln shareholder shall be entitled to elect the Share Option for all shares held of record, the Cash Option for all shares held of record or the Share Option for a portion of the shares held of record and the Cash Option for a portion of the shares held of record. The Conversion Ratio shall be subject to adjustment as set forth in Sections 3.03 and 3.04.

     3.02 No Fractional First Merchants Common Shares. Certificates for fractional shares of common stock of First Merchants shall not be issued in respect of fractional interests arising from the Conversion Ratio. Each Lincoln shareholder who would otherwise have been entitled to a fraction of a First Merchants share, upon surrender of all such shareholder's certificates representing Lincoln's common shares, shall be paid in cash (without interest) in an amount equal to the fraction of the First Merchants Average Price (as defined below). No such shareholder of Lincoln shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     3.03 Recapitalization. If, between the date of this Agreement and the Effective Date, First Merchants issues a stock dividend with respect to its shares of common stock, combines, subdivides, or splits up its outstanding shares or takes any similar recapitalization action, then the Conversion Ratio shall be adjusted so that each Lincoln shareholder electing the Share Option shall receive such number of First Merchants shares as represents the same percentage of outstanding shares of First Merchants common stock at the Effective Date as would have been represented by the number of shares such shareholder would have received if the recapitalization had not occurred.

     3.04 Termination Rights.

          (a) As used in this Section 3.04 and Section 7.11, the term "First Merchants Average Price" shall mean the average of the closing price of the common stock of First Merchants as reported in Bloomberg, L.P. for the twenty (20) days that First Merchants common stock trades on NASDAQ preceding the fifth (5th) calendar day prior to the Effective Date (the "Determination Date"). The First Merchants Average Price and the dollar amounts set forth in Sections 3.04(b) and 3.04(c) shall be appropriately and proportionately adjusted to reflect any share adjustment as contemplated by Section 3.03 hereof.

          (b) Lincoln may terminate this Agreement if its Board of Directors so determines by a vote of a majority of the members of its entire Board of Directors if the First Merchants Average Price shall be less than $16.50; subject to the following two provisions. If Lincoln elects to exercise its right of termination pursuant to the immediately preceding sentence, it shall give written notice to First Merchants within forty-eight (48) hours of the Determination Date. Within three business days after the date of receipt of such notice, First Merchants shall have the option of adjusting the Conversion Ratio to equal a number equal to a quotient, the numerator of which is the product of $16.50 and the Conversion Ratio (as then in effect) and the denominator of which is the First Merchants Average Price. If First Merchants makes an election contemplated by the preceding sentence, it shall give prompt written notice to Lincoln of such election and the revised Conversion Ratio, whereupon no termination shall have occurred pursuant to this Section 3.04(b) and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Ratio shall have been so modified), and any references in this Agreement to "Conversion Ratio" shall thereafter be deemed to refer to the Conversion Ratio as adjusted pursuant to this Section 3.04(b).

          (c) First Merchants may terminate this Agreement if its Board of Directors so determines by a vote of a majority of the members of its entire Board of Directors if the First Merchants Average Price shall be greater than $30.00; subject to the following two provisions. If First Merchants elects to exercise its right of termination pursuant to the immediately preceding sentence, it shall give written notice to Lincoln within forty-eight (48) hours of the Determination Date. Within three business days after the date of receipt of such notice, Lincoln shall have the option of adjusting the Conversion Ratio to equal a number equal to a quotient, the numerator of which is the product of $30.00 and the Conversion Ratio (as then in effect) and the denominator of which is the First Merchants Average Price. If Lincoln makes an election contemplated by the preceding sentence, it shall give prompt written notice to First Merchants of such election and the revised Conversion Ratio, whereupon no termination shall have occurred pursuant to this Section 3.04(c) and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Ratio shall have been so modified), and any references in this Agreement to "Conversion Ratio" shall thereafter be deemed to refer to the Conversion Ratio as adjusted pursuant to this Section 3.04(c).

     3.05 Election. An election form (the "Election Form") shall be mailed to each record holder of Lincoln's common shares as of the record date fixed for the special shareholders' meeting at which the Merger will be submitted to a vote of Lincoln's shareholders (the "Special Record Date"). In addition, reasonable efforts will be made to make the Election Form available to all persons who become shareholders of Lincoln between the Special Record Date and the Election Deadline (as defined below). The deadline for receipt of such Election Forms shall be the close of business on the first business day after the special meeting at which the Merger will be submitted to a vote of Lincoln's shareholders, or such other date mutually agreed to by Lincoln and First Merchants (the "Election Deadline"). The Election Forms shall be mailed to each record holder of Lincoln's common stock as of the Special Record Date along with the proxy materials for the special shareholders' meeting at which the Merger will be submitted to a vote of Lincoln's shareholders. The Election Form will permit each holder of record of Lincoln's common stock as of the Special Record Date to elect, subject to Section 3.07, to have all of such holder's shares converted in the Merger into either the Share Option, the Cash Option or a combination of the Share Option and the Cash Option. The Election Form shall also permit direct deposit of cash in each holder's account in either the Bank or FMBCI. An election shall be duly made by completing the Election Form and any other required documents in accordance with the instructions set forth therein and delivering them to the Election Agent (as defined below) or to such other person or persons mutually agreed upon by Lincoln and First Merchants to receive elections, to receive outstanding Lincoln shares, to deliver cash or cash and shares of First Merchants' common stock and to carry out the other procedures set forth herein, on or before 5:00 p.m., Eastern Time, on the Election Deadline. Lincoln common shares as to which the Share Option has been elected are referred to in this Agreement as "Stock Election Shares." Lincoln common shares as to which the Cash Option has been elected are referred to in this Agreement as "Cash Election Shares." Lincoln common shares as to which no valid election has been made by the Election Deadline are referred to in this Agreement as "Non-Electing Shares."

     3.06 Election Agent. First Merchants and Lincoln hereby appoint American Stock Transfer to act as agent (the "Election Agent") of Lincoln's shareholders for the purposes of mailing and receiving the Election Forms, tabulating the results and notifying First Merchants and Lincoln of the results.

     3.07 Diversity of Payments.

          (a) In the event (i) the number of Cash Election Shares would entitle the holders of such shares (and Lincoln shareholders receiving cash payments for fractional shares) to receive $16,800,000 or less in cash, and
     (ii) the number of Stock Election Shares and Non-Electing Shares would entitle the holders of such shares to receive 3,576,417 or less shares of common stock of First Merchants (assuming for such purpose that all Non-Electing Shares were treated as Stock Election Shares), then all Share Option and Cash Option elections of the holders of Lincoln's common shares shall be honored (each in its entirety) and all Non-Electing Shares shall be treated as Stock Election Shares.

          (b) In the event that the amount of cash to be received by holders of Cash Election Shares and Lincoln shareholders receiving cash payments for fractional shares pursuant to the terms of the Agreement would result in cash payments of more than $16,800,000, the Cash Election Shares shall be converted into Stock Election Shares pro rata (based on the number of Cash Election Shares held by each Lincoln shareholder) until the total remaining number of Cash Election Shares is such that the Merger will (i) result in cash payments of no more than $16,800,000 for Cash Election Shares and Lincoln shareholders receiving cash payments for fractional shares, and
     (ii) satisfy the "continuity of interest" requirement applicable to tax-free reorganizations under the Code. Cash Election Shares which are not converted into Stock Election Shares shall remain as Cash Election Shares, and all Non-Electing Shares shall be treated as Stock Election Shares.

          (c) In the event that the number of shares of common stock of First Merchants to be received by shareholders of Lincoln pursuant to the terms of the Agreement in respect of Stock Election Shares and Non-Electing Shares (which, for purposes of this calculation, shall be considered as Stock Election Shares) exceeds 3,576,417, the Non-Electing Shares shall first be converted into Cash Election Shares pro rata (based on the number of Non-Electing Shares held by each Lincoln shareholder), and after all Non-Electing Shares have been converted into Cash Election Shares, the Stock Election Shares shall be converted into Cash Election Shares pro rata (based on the number of Stock Election Shares held by each Lincoln shareholder) until the total remaining number of Stock Election Shares (and, if applicable, Non-Electing Shares) is such that the Merger will
     (i) result in 3,576,417 shares of First Merchants common stock being issued to the shareholders of Lincoln for Stock Election Shares and Non-Electing Shares (if any have not been so converted) or such lesser number of shares as is required in effecting the adjustment described in this subsection, and (ii) satisfy the "continuity of interest" requirement applicable to tax-free reorganizations under the Code. Stock Election Shares which are not converted into Cash Election Shares shall remain as Stock Election Shares, and all Non-Electing Shares which are not converted into Cash Election Shares shall be treated as Stock Election Shares.

          (d) Lincoln and First Merchants shall mutually determine the validity of elections submitted by Lincoln's shareholders.

          (e) A holder of Lincoln's shares that is a bank, trust company, security broker-dealer or other recognized nominee, may submit one or more Election Forms for the persons for whom it holds shares as nominee provided that such bank, trust company, security broker-dealer or nominee certifies to the satisfaction of Lincoln and First Merchants the names of the persons for whom it is so holding shares (the "Beneficial Owners"). In such case, each Beneficial Owner for whom an Election Form is submitted shall be treated as a separate owner for purposes of the election procedure and allocation of shares set forth herein.

          (f) First Merchants and Lincoln may, upon mutual agreement, apply the adjustments set forth in this Section 3.07 only to such extent and to such number of Lincoln's shareholders as is necessary to accomplish the objectives of this Section 3.07 and to assure that the Merger will qualify as a tax-free reorganization.

          (g) Certain shares of common stock of Lincoln are held under The Lincoln Bank Employee Stock Ownership Plan and 401(k) Savings Plan and Trust Agreement (the "ESOP"). The Cash Option or Share Option elected with respect to the shares held by the ESOP shall be subject to the adjustments described in Sections 3.07(b) and 3.07(c), but only to the extent that no less than "Adequate Consideration" (as defined below) will be paid to the ESOP for its Lincoln common shares. Accordingly, the ESOP will participate in any pro rata adjustment required by Sections 3.07(b) and 3.07(c) until such adjustment would otherwise cause the ESOP to receive less than Adequate Consideration, and further adjustments will only be made among the Lincoln shareholders other than the ESOP. For purposes of this subsection, "Adequate Consideration" shall be as defined in section 3(18) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the regulations promulgated thereunder. If the trustee of the ESOP desires application of this subsection 3.07(g), it shall so instruct First Merchants in writing on or before the Effective Date, along with its written determination that failure to apply this subsection would result in less than "Adequate Consideration" being delivered to the ESOP as provided herein.

     3.08 Distribution of First Merchants' Common Stock and Cash.

          (a) Each share of common stock of First Merchants outstanding immediately prior to the Effective Date shall remain outstanding unaffected by the Merger.

          (b) Following the Effective Date, First Merchants shall mail to each Lincoln shareholder a letter of transmittal (the "Letter of Transmittal") providing instructions as to the transmittal to the conversion agent, American Stock Transfer (the "Conversion Agent"), of certificates representing shares of Lincoln's common stock and the issuance of shares of First Merchants' common stock and cash in exchange therefor pursuant to the terms of this Agreement. Distribution of stock certificates representing First Merchants' common stock and cash payments for Lincoln's common stock and for fractional shares shall be made by First Merchants to each former shareholder of Lincoln within fifteen (15) business days following the later of the Effective Date or the date of such shareholder's delivery to the Conversion Agent of such shareholder's certificates representing Lincoln common shares, accompanied by a properly completed and executed Letter of Transmittal. Interest shall not accrue or be payable with respect to any cash payments.

          (c) Following the Effective Date, stock certificates representing Lincoln's common shares shall be deemed to evidence only the right to receive cash and/or ownership of First Merchants' common stock (for all corporate purposes other than the payment of dividends) and cash for fractional shares, as applicable. No dividends or other distributions otherwise payable subsequent to the Effective Date on stock of First Merchants shall be paid to any shareholder entitled to receive the same until such shareholder has surrendered such shareholder's certificates for Lincoln's common shares to the Conversion Agent in exchange for certificates representing First Merchants' common stock and/or cash. Upon surrender or compliance with the provisions of Section 3.08(b), there shall be paid to the record holder of the new certificate(s) evidencing shares of First Merchants' common stock the amount of all dividends and other distributions, without interest thereon, withheld with respect to such common stock.

          (d) At or after the Effective Date, there shall be no transfers on the stock transfer books of Lincoln of any Lincoln common shares. If, after the Effective Date, certificates are presented for transfer to Lincoln, such certificates shall be cancelled and exchanged for the consideration set forth in Section 3.01 hereof, as adjusted pursuant to the terms of this Agreement.

          (e) First Merchants shall be entitled to rely upon the stock transfer books of Lincoln to establish the persons entitled to receive cash and shares of common stock of First Merchants, which books, in the absence of actual knowledge by First Merchants of any adverse claim thereto, shall be conclusive with respect to the ownership of such stock.

          (f) With respect to any certificate for Lincoln common shares which has been lost, stolen, or destroyed, First Merchants shall be authorized to issue common stock to the registered owner of such certificate upon receipt of an affidavit of lost stock certificate, in form and substance satisfactory to First Merchants, and upon compliance by the Lincoln's shareholder with all procedures historically required by Lincoln in connection with lost, stolen, or destroyed certificates.

                                    SECTION 4

     Dissenters' Rights Shareholders of Lincoln are not entitled to dissenters' rights under Indiana Code Section 23-1-44, as amended, because the shares of Lincoln common stock are traded on the NASDAQ Global Markets share exchange.

                                   SECTION 5

                               Representations and
                              Warranties of Lincoln

     Lincoln represents and warrants to First Merchants with respect to itself and the Subsidiaries as follows (For the purposes of this Section, a "Disclosure Letter" is defined as the letter referencing Section 5 of this Agreement which shall be prepared and executed by an authorized executive officer of Lincoln and delivered to and initialed by an authorized executive officer of First Merchants contemporaneously with the execution of this Agreement.):

     5.01 Organization and Authority. Lincoln is a corporation duly organized and validly existing under the laws of the State of Indiana, the Bank is a bank duly organized and validly existing under the laws of the State of Indiana and LF Portfolio is a corporation duly organized and validly existing under the laws of the State of Delaware. Lincoln, the Bank and Lincoln's other Subsidiaries have the power and authority (corporate and otherwise) to conduct their respective businesses in the manner and by the means utilized as of the date hereof. Lincoln's only direct subsidiary is the Bank. Other than LF Portfolio Services, Inc., a Delaware corporation, LF Service Corporation, an Indiana corporation ("LF Service"), and Citizens Loan and Service Corporation, an Indiana corporation ("Citizens"), which are wholly-owned Subsidiaries of the Bank, Lincoln has no indirect Subsidiaries. The Bank is subject to primary federal regulatory supervision and regulation by the Federal Deposit Insurance Corporation.

     5.02 Authorization.

          (a) Lincoln has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject to obtaining certain required regulatory approvals and obtaining shareholder approval. This Agreement, when executed and delivered, will have been duly authorized and will constitute a valid and binding obligation of Lincoln, enforceable in accordance with its terms except to the extent limited by insolvency, reorganization, liquidation, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights. The Board of Directors of the Bank and Lincoln as its sole shareholder have approved the Bank Merger pursuant to the terms and conditions of this Agreement and the Bank Merger Agreement.

          (b) Except as set forth in the Disclosure Letter, neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (i) conflict with, result in a breach of, or constitute a default under Lincoln's or any Subsidiary's Articles of Incorporation or By-Laws; (ii) conflict with, result in a breach of, or constitute a default under any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order or decree, or any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement or commitment, to which Lincoln or any Subsidiary is subject or bound, the result of which would have a Material Adverse Effect;
     (iii) result in the creation of, or give any person, corporation or entity the right to create, any lien, charge, encumbrance, security interest, or any other rights of others or other adverse interest upon any right, property or asset of Lincoln or any of the Subsidiaries; (iv) terminate, or give any person, corporation or entity the right to terminate, amend, abandon, or refuse to perform, any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement or commitment to which Lincoln or any of the Subsidiaries is subject or bound; or (v) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Lincoln or any of the Subsidiaries is to perform any duties or obligations or receive any rights or benefits under any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement or commitment.

          For the purpose of this Agreement, and in relation to Lincoln, a "Material Adverse Effect" means any effect that (i) is material and adverse to the financial position, results of operations or business of Lincoln and its Subsidiaries taken taken as a whole, or (ii) would materially impair the ability of Lincoln to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability to banks or their holding companies or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks or their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, (d) effects of any action taken with the prior written consent of First Merchants, (e) changes in the general level of interest rates (including the impact on Lincoln's or the Bank's securities portfolios) or conditions or circumstances relating to or that affect either the United States economy, financial or securities markets or the banking industry, generally, (f) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, including without limitation payment of any amounts due to, or the provision of any benefits to, any officers or employees under agreements, plans or other arrangements in existence of or contemplated by this Agreement and disclosed to First Merchants, (g) the impact of the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of Lincoln and its Subsidiaries, and (h) the occurrence of any military or terrorist attack within the United States or any of its possessions or offices; provided that in no event shall a change in the trading price of the Lincoln Common Stock, by itself, be considered to constitute a Material Adverse Effect on Lincoln and its Subsidiaries taken as a whole (it being understood that the foregoing proviso shall not prevent or otherwise affect a determination that any effect underlying such decline has resulted in a Material Adverse Effect).

          (c) Other than the filing of Articles of Merger with the Indiana Secretary of State for the Merger and the Bank Merger and in connection or in compliance with the banking regulatory approvals contemplated by Section
     9.04 and federal and state securities laws and the rules and regulations promulgated thereunder, no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by Lincoln of the transactions contemplated by this Agreement.

          (d) Other than those filings, authorizations, consents and approvals referenced in Section 5.02(c) above and except as set forth in the Disclosure Letter, no notice to, filing with, authorization of, exemption by, or consent or approval of, any third party is necessary for the consummation by Lincoln or the Bank of the transactions contemplated by this Agreement.

     5.03 Capitalization.

          (a) As of the date of this Agreement, Lincoln had 20,000,000 shares of common stock authorized, without par value, 5,319,731 shares of which are issued and outstanding. Such issued and outstanding Lincoln common shares have been duly and validly authorized by all necessary corporate action of Lincoln, are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights of any shareholders. Lincoln has no capital stock authorized, issued or outstanding other than as described in this Section 5.03(a) and, except as set forth in the Disclosure Letter, Lincoln has no intention or obligation to authorize or issue additional shares of its common stock.

          (b) As of the date of this Agreement, the Bank has 1,000 shares of common stock authorized, $.01 par value per share, 1,000 shares of which are issued and outstanding and held by Lincoln. Such issued and outstanding shares of Bank common stock have been duly and validly authorized by all necessary corporate action of the Bank, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights of any Bank shareholders. Except as set forth in the Disclosure Letter, all the issued and outstanding Bank common stock is owned by Lincoln, free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto. The Bank has no capital stock authorized, issued or outstanding other than as described in this Section 5.03(b) and has no intention or obligation to authorize or issue any other shares of capital stock.

          (c) All outstanding shares of capital stock of LF Portfolio are owned directly by the Bank. Such shares have been duly and validly authorized by all necessary corporate action, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights. Such shares are owned by the Bank, free and clear of any liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto. LF Portfolio does not have any other shares of capital stock authorized, issued or outstanding except as set forth in the Disclosure Letter, and does not have any intention or obligation to authorize or issue any other shares of capital stock.

          (d) All outstanding shares of capital stock of LF Service and Citizens are owned directly by the Bank. Such shares have been duly and validly authorized by all necessary corporate action, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights. Such shares are owned by the Bank, free and clear of any liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto. Neither LF Service nor Citizens have any other shares of capital stock authorized, issued or outstanding except as set forth in the Disclosure Letter, and neither LF Service nor Citizens have any intention or obligation to authorize or issue any other shares of capital stock.

          (e) Except as set forth in the Disclosure Letter, there are no options, commitments, calls, agreements, understandings, arrangements or subscription rights regarding the issuance, purchase or acquisition of capital stock, or any securities convertible into or representing the right to purchase or otherwise receive the capital stock or any debt securities, of Lincoln nor any Subsidiary by which Lincoln or any Subsidiary is or may become bound. Neither Lincoln nor any Subsidiary has any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of its respective outstanding shares of capital stock.

          (f) Except as set forth in the Disclosure Letter, no person or entity beneficially owns 5% or more of Lincoln's outstanding common shares.

     5.04 Organizational Documents. The respective Articles of Incorporation and By-Laws of Lincoln and each Subsidiary have been delivered to First Merchants and represent true, accurate and complete copies of such corporate documents of Lincoln and each Subsidiary in effect as of the date of this Agreement.

     5.05 Compliance with Law. Except as set forth in the Disclosure Letter, neither Lincoln nor any Subsidiary has engaged in any activity nor taken or omitted to take any action which has resulted or, to the knowledge of "Lincoln's Management" (as defined below) could reasonably be expected to result, in the violation of any local, state, federal or foreign law, statute, rule, regulation or ordinance or of any order, injunction, judgment or decree of any court or government agency or body, the violation of which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Letter, Lincoln and each Subsidiary possess all licenses, franchises, permits and other authorizations necessary for the continued conduct of their respective businesses without material interference or interruption and such licenses, franchises, permits and authorizations shall be transferred to First Merchants on the Effective Date without any restrictions or limitations thereon or the need to obtain any consents of third parties. None of Lincoln or any of the Subsidiaries are subject to any agreement or understanding with, or order and directive of, any regulatory agency or government authority with respect to the business or operations of Lincoln or any Subsidiary. Except as set forth in the Disclosure Letter, the Bank has received no inquiries, claims or complaints since January 1, 2003 from any regulatory agency or government authority relating to its compliance with the Bank Secrecy Act, the Truth-in-Lending Act, the Community Reinvestment Act, the Gramm-Leach-Bliley Act of 1999, the USA Patriot Act, the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, the Sarbanes-Oxley Act of 2002 or any laws with respect to the protection of the environment or the rules and regulations promulgated thereunder. Except as set forth in the Disclosure Letter, Lincoln has received no inquiries, claims or complaints since January 1, 2003 from any regulatory agency or government authority relating to its compliance with any securities, tax or employment laws applicable to Lincoln.

     5.06 Accuracy of Statements. This Agreement, the Disclosure Letter and any certificate required to be furnished by Lincoln or any Subsidiary to First Merchants in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which shall be supplied by Lincoln or any Subsidiary with respect to their businesses, operations and financial condition for inclusion in the regulatory filings relating to the Merger or the Bank Merger) do not or shall not contain any untrue statement of a material fact or do not or shall not omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     5.07 Litigation and Pending Proceedings. Except as set forth in the Disclosure Letter, there are no claims of any kind, nor any action, suits, proceedings, arbitrations or investigations pending or to the knowledge of Lincoln's Management threatened in any court or before any government agency or body, arbitration panel or otherwise (nor does Lincoln's Management have any knowledge of a basis for any claim, action, suit, proceeding, arbitration or investigation) which could reasonably be expected to have a Material Adverse Effect. There are no material uncured violations, criticisms or exceptions, or violations with respect to which material refunds or restitutions may be required, cited in any report, correspondence or other communication to Lincoln or any Subsidiary as a result of an examination by any regulatory agency or body.

     5.08 Financial Statements.

          (a) Lincoln's consolidated audited balance sheets as of the end of the two fiscal years ended December 31, 2006 and 2007, the unaudited consolidated balance sheet for the six months ended June 30, 2008 and the related consolidated statements of income, shareholders' equity and cash flows for the years or period then ended (hereinafter collectively referred to as the "Financial Information") present fairly the consolidated financial condition or position of Lincoln as of the respective dates thereof and the consolidated results of operations of Lincoln for the respective periods covered thereby and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

          (b) All loans reflected in the Financial Information and which have been made, extended or acquired since June 30, 2008 (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) to the extent that the Bank has a security interest in collateral or a mortgage securing such loans, are secured by perfected security interests or mortgages naming the Bank as the secured party or mortgagee, except for such unperfected security interests or mortgages naming the Bank as secured party or mortgagee which, on an individual loan basis, would not materially adversely affect the value of any such loan and the recovery of payment on any such loan if the Bank is not able to enforce any such security interest or mortgage.

     5.09 Absence of Certain Changes. Except for events and conditions relating to the business and interest rate environment in general, the accrual or payment of Merger-related expenses, or as set forth in the Disclosure Letter, since June 30 2008, no events have occurred, or to the knowledge of Lincoln, can reasonably be expected to occur, which could reasonably be expected to have a Material Adverse Effect. Between the period from June 30, 2008 to the date of this Agreement, Lincoln and each Subsidiary have carried on their respective businesses in the ordinary and usual course consistent with their past practices (excluding the incurrence of fees and expenses of professional advisors related to this Agreement and the transactions contemplated hereby) and there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Lincoln's common shares (other than normal quarterly cash dividends) or any split, combination or reclassification of any stock of Lincoln or any Subsidiary or any issuance or the authorization of any issuance of any securities in respect of, or in lieu of, or in substitution for Lincoln's common shares.

     5.10 Absence of Undisclosed Liabilities. Neither Lincoln nor any Subsidiary is a party to any agreement, contract, obligation, commitment, arrangement, liability, lease or license which individually exceeds $100,000 per year or which may not be terminated within one year from the date of this Agreement, except (a) unfunded loan commitments made in the ordinary course of the Bank's business consistent with past practices or (b) as set forth in the Disclosure Letter, nor to the knowledge of Lincoln's Management does there exist any circumstances resulting from transactions effected or to be effected or events which have occurred or may occur or from any action taken or omitted to be taken which could reasonably be expected to result in any such agreement, contract, obligation, commitment, arrangement, liability, lease or license.

     5.11 Title to Assets.

          (a) Except as set forth in the Disclosure Letter, Lincoln and each Subsidiary have good and marketable title in fee simple absolute to all personal property reflected in the June 30, 2008 Financial Information, good and marketable title to all other properties and assets which Lincoln or any Subsidiary purports to own, good and marketable title to or right to use by terms of any lease or contract all other property used in Lincoln's or any Subsidiary's business, and good and marketable title to all property and assets acquired since June 30, 2008, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges, claims or encumbrances of any nature, except such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the use of the property and which would not have a Material Adverse Effect.

          (b) The operation by Lincoln or any Subsidiary of such properties and assets is in compliance with all applicable laws, ordinances, rules and regulations of any governmental authority or third party having jurisdiction over such use except for such noncompliance that would not have a Material Adverse Effect.

     5.12 Loans and Investments.

          (a) Except as set forth in the Disclosure Letter, there is no loan of the Bank in excess of $250,000 that has been classified by Lincoln applying bank regulatory examination standards as "Other Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss," nor is there any loan of the Bank in excess of $250,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectibility. The Bank's loan watch list and all loans in excess of $250,000 that Lincoln's Management has determined to be ninety (90) days or more past due with respect to principal or interest or has placed on nonaccrual status are set forth in the Disclosure Letter.

          (b) Each of the reserves and allowances for possible loan losses and the carrying value for real estate owned which are shown on the Financial Information is, in the opinion of Lincoln's Management, adequate in all material respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on loans outstanding and real estate owned as of the date of such Financial Information.

          (c) Except as set forth in the Disclosure Letter, none of the investments reflected in the Financial Information and none of the investments made by Lincoln or any Subsidiary since June 30, 2008 is subject to any restrictions, whether contractual or statutory, which materially impairs the ability of Lincoln or any Subsidiary to dispose freely of such investment at any time. Except as set forth in the Disclosure Letter, neither Lincoln nor any Subsidiary is a party to any repurchase agreements with respect to securities.

     5.13 Employee Benefit Plans.

          (a) The Disclosure Letter contains a list identifying each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which (i) is subject to any provision of ERISA, and (ii) is currently maintained, administered or contributed to by Lincoln or any Subsidiary and covers any employee, director or former employee or director of Lincoln or any Subsidiary under which Lincoln or any Subsidiary has any liability. The Disclosure Letter also contains a list of all "employee benefit plans" as defined under ERISA which have been terminated by Lincoln or any Subsidiary since January 1, 2002. Copies of such plans (and, if applicable, related trust agreements or insurance contracts) and all amendments thereto and written interpretations thereof have been furnished to First Merchants together with the three most recent annual reports prepared in connection with any such plan and the current summary plan descriptions. Such plans are hereinafter referred to individually as a "Lincoln Employee Plan" and collectively as the "Lincoln Employee Plans." The Lincoln Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2)(A) of ERISA are identified in the list referred to above.

          (b) The Lincoln Employee Plans comply with and have been operated in accordance with all applicable laws, regulations, rulings and other requirements the breach or violation of which could materially affect Lincoln, any Subsidiary, or a Lincoln Employee Plan. Each Lincoln Employee Plan has been administered in substantial conformance with such requirements and all reports and information required with respect to each Lincoln Employee Plan has been timely filed or given.

          (c)No "prohibited  transaction," as defined in Section 406 of ERISA or
     Section 4975 of the Code, for which no statutory or administrative exemption exists, and no "reportable event," as defined in Section 4043(c) of ERISA, for which a notice is required to be filed, has occurred with respect to any Lincoln Employee Plan Neither Lincoln nor any Subsidiary has any liability to the Pension Benefit Guaranty Corporation ("PBGC"), to the Internal Revenue Service ("IRS"), to the Department of Labor ("DOL"), to the Employee Benefits Security Administration, or to an employee or Employee Plan beneficiary under Section 502 of ERISA, with respect to any Lincoln Employee Plan.

          (d) No "fiduciary," as defined in Section 3(21) of ERISA, of a Lincoln Employee Plan has failed to comply with the requirements of Section 404 of ERISA.

          (e) Each of the Lincoln Employee Plans which is intended to be qualified under Code Section 401(a) has been amended to comply in all material respects with the applicable requirements of the Code, including the Tax Reform Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Revenue Reconciliation Act of 1990, the Tax Extension Act of 1991, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, the Retirement Protection Act of 1994, the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, the Economic Growth and Tax Relief Reconciliation Act of 2001, the age 70-1/2 Code Section 401(a)(9) model amendments required to be adopted by the end of the 2004 plan year, and any rules, regulations or other requirements promulgated thereunder (the "Acts"). In addition, each such Lincoln Employee Plan has been and is being operated in substantial conformance with the applicable provisions of ERISA and the Code, as amended by the Acts, including the automatic rollover rules which became effective March 28, 2005. Except as set forth in the Disclosure Letter, Lincoln and/or any Subsidiary, as applicable, sought and received favorable determination letters from the IRS within the applicable remedial amendment periods under Code Section 401(b), and has furnished to First Merchants copies of the most recent IRS determination letters with respect to any such Lincoln Employee Plan that is an "employee pension benefit plan" under ERISA Section 3(2)(A).

          (f) With respect to the Lincoln Bank Employee Stock Ownership Plan and 401(k) Savings Plan and Trust Agreement (the "ESOP"), except as set forth on the Disclosure Letter: (i) the ESOP constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust is exempt from federal income tax under Section 501(a) of the Code; (ii) the ESOP has been maintained and operated in substantial compliance in all material respects with all applicable provisions of Sections 409 and 4975 of the Code and the regulations and rulings thereunder; (iii) all contributions required by such plan have been made or will be made on a timely basis; and (iv) no termination, partial termination or discontinuance of contributions has occurred without a determination by the IRS that such action does not affect the tax-qualified status of such ESOP.

          (g) Except as set forth in the Disclosure Letter, no Lincoln Employee Plan has incurred an "accumulated funding deficiency," as determined under Code Section 412 and ERISA Section 302.

          (h) Except as set forth in the Disclosure Letter, no Lincoln Employee Plan subject to Title IV of ERISA has been terminated or incurred a partial termination (either voluntarily or involuntarily), in such a way as to cause material additional liability to Lincoln.

          (i) No claims against an Employee Plan, Lincoln or any Subsidiary (other than normal benefit claims), have been asserted or threatened.

          (j) Except as set forth in the Disclosure Letter, there is no contract, agreement, plan or arrangement covering any employee, director or former employee or director of Lincoln or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G or Section 162(a)(1) of the Code.

          (k) To the knowledge of Lincoln's Management, no event has occurred that would cause the imposition of the tax described in Code Section 4980B. To the knowledge of Lincoln's Management, all requirements of ERISA Section 601 have been met.

          (l) The Disclosure Letter contains a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Lincoln Employee Plan, (ii) was entered into, maintained or contributed to, as the case may be, by Lincoln or any Subsidiary and (iii) covers any employee, director or former employee or director of Lincoln or any Subsidiary. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to First Merchants, are hereinafter referred to collectively as the "Lincoln Benefit Arrangements." Each of the Lincoln Benefit Arrangements has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Lincoln Benefit Arrangements.

          (m) Except as set forth in the Disclosure Letter, neither Lincoln nor any Subsidiary has any present or future liability in respect of post-retirement health and medical benefits for former employees or directors of Lincoln or any Subsidiary.

          (n) Except as set forth in the Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by Lincoln or any Subsidiary relating to, or change in employee participation or coverage under, any Lincoln Employee Plan or Lincoln Benefit Arrangement administered by Lincoln or any Subsidiary which would increase materially the expense of maintaining such Lincoln Employee Plans or Lincoln Benefit Arrangements above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2007.

          (o) For purposes of this Section 5.13, references to Lincoln or any Subsidiary are deemed to include (i) all predecessors of Lincoln or any Subsidiary, (ii) any subsidiary of Lincoln or any Subsidiary, (iii) all members of any controlled group (as determined under Code Section 414(b) or (c)) that includes Lincoln or any Subsidiary, and (iv) all members of any affiliated service group (as determined under Code Section 414(m) or (n)) that includes Lincoln or any Subsidiary.

          (p) With respect to any nonqualified deferred compensation plan that is subject to Code Section 409A, such plan has been identified on the Disclosure Letter. The Disclosure Letter shall also identify to what extent and in what years federal employment taxes (FICA/Medicare) have been paid on any such nonqualified deferred compensation amounts, as required by Code
     Section 3121(v) and the underlying regulations.

     5.14 Obligations to Employees. Except as set forth in the Disclosure Letter, all accrued obligations and liabilities of Lincoln and any Subsidiary, whether arising by operation of law, by contract or by past custom, for payments to trust or other funds, to any government agency or body or to any individual director, officer, employee or agent (or his heirs, legatees or legal representative) with respect to unemployment compensation or social security benefits and all pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, restricted stock grant, stock appreciation rights or profit sharing plan, any employment, deferred compensation, consultant, bonus or collective bargaining agreement or group insurance contract or other incentive, welfare or employee benefit plan or agreement maintained by Lincoln or any Subsidiary for their current or former directors, officers, employees and agents have been and are being paid to the extent required by law or by the plan or contract, and adequate actuarial accruals and/or reserves for such payments have been and are being made by Lincoln or any Subsidiary in accordance with generally accepted accounting and actuarial principles, except where the failure to pay any such accrued obligations or liabilities or to maintain adequate accruals and/or reserves for payment thereof would not have a Material Adverse Effect. Except as set forth in the Disclosure Letter, all obligations and liabilities of Lincoln and the Subsidiaries, whether arising by operation of law, by contract, or by past custom, for all forms of compensation which are or may be payable to their current or former directors, officers, employees or agents have been and are being paid, and adequate accruals and/or reserves for payment therefor have been and are being made in accordance with generally accepted accounting principles, except where the failure to pay any such obligations and liabilities or to maintain adequate accruals and/or reserves for payment thereof would not have a Material Adverse Effect. All accruals and reserves referred to in this Section 5.14 are correctly and accurately reflected and accounted for in the books, statements and records of Lincoln and the Subsidiaries, except where the failure to correctly and accurately reflect and account for such accruals and reserves would not have a Material Adverse Effect.

     5.15 Taxes, Returns and Reports. Lincoln and the Subsidiaries have (a)`duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed as of the date hereof, and each return is true, complete and accurate in all material respects; (b) paid all material taxes, assessments and other governmental charges due and payable or claimed to be due and payable upon them or any of their income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). Except for taxes not yet due and payable, the reserve for taxes on the Financial Information is adequate to cover all of Lincoln's and the Subsidiaries' tax liabilities (including, without limitation, income taxes and franchise fees) that may become payable in future years with respect to any transactions consummated prior to June 30, 2008. Neither Lincoln nor the Bank has or will have, any liability for taxes of any nature for or with respect to the operation of their business, including the assets of any subsidiary, from June 30, 2008, up to and including the Effective Date, except to the extent reflected on their Financial Information or on financial statements of Lincoln or any Subsidiary subsequent to such date and as set forth in the Disclosure Letter. Neither Lincoln nor any Subsidiary is currently under audit by any state or federal taxing authority. Except as set forth in the Disclosure Letter, neither the federal, state, nor local tax returns of Lincoln nor any Subsidiary have been audited by any taxing authority during the past five (5) years.

     5.16 Deposit Insurance. The deposits of the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the Federal Deposit Insurance Act, and the Bank has paid all premiums and assessments with respect to such deposit insurance.

     5.17 Reports. Since January 1, 2003, Lincoln and each Subsidiary have timely filed all reports, registrations and statements, together with any required amendments thereto, that Lincoln or any Subsidiary was required to file with (i) the Indiana Department of Financial Institutions, (ii) the FDIC, or
(iii) any federal, state, municipal or local government, securities, banking, environmental, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (collectively, the "Regulatory Authorities"), having jurisdiction over the affairs of Lincoln or any Subsidiary except where such failure would not have a Material Adverse Effect. All such reports filed by Lincoln and the Subsidiaries complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authorities and are true, accurate and complete and were prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis. Except as set forth in the Disclosure Letter, there is no unresolved violation with respect to any report or statement filed by, or any examination of, Lincoln or the Bank.

     5.18 Absence of Defaults. Neither Lincoln nor any Subsidiary is in violation of its charter documents or By-Laws or to the knowledge of Lincoln's Management in default under any material agreement, commitment, arrangement, loan, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event known to Lincoln's Management that, with the lapse of time or giving of notice or both, would constitute such a default, except for defaults which would not have a Material Adverse Effect.

     5.19 Tax and Regulatory Matters. Neither Lincoln nor the Bank has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (a) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (b) materially impede or delay receipt of any regulatory approval required for consummation of the transactions contemplated by this Agreement.

     5.20 Real Property.

          (a) A list of the locations of each parcel of real property owned by Lincoln or the Bank (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by Lincoln or the Bank for disposition as required by law) is set forth in the Disclosure Letter under the heading of "Owned Real Property" (such real property being herein referred to as the "Owned Real Property"). A list of the locations of each parcel of real property leased by Lincoln or the Bank is also set forth in the Disclosure Letter under the heading of "Leased Real Property" (such real property being herein referred to as the "Leased Real Property"). Lincoln shall update the Disclosure Letter within ten (10) days after acquiring or leasing any real property after the date hereof. Collectively, the Owned Real Property and the Leased Real Property are herein referred to as the "Real Property."

          (b) There is no pending action involving Lincoln or the Bank as to the title of or the right to use any of the Real Property.

          (c) Except as set forth in the Disclosure Letter, neither Lincoln nor the Bank has any interest in any other real property except interests as a mortgagee or any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law.

          (d) Except as set forth in the Disclosure Letter, (i) none of the buildings, structures or other improvements located on the Owned Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line and all such buildings, structures; and (ii) improvements are located and constructed in conformity with all applicable zoning ordinances and building codes.

          (e) Except as set forth in the Disclosure Letter, (i) none of the buildings, structures or improvements located on the Owned Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code; and (ii) there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of Lincoln's Management, threatened, with respect to any such building, structure or improvement. Except as set forth in the Disclosure Letter, the Real Property is in good condition for its intended purpose, ordinary wear and tear excepted, and has been maintained (as to the Leased Property, to the extent required to be maintained by Lincoln or the Bank) in accordance with reasonable and prudent business practices applicable to like facilities. The Owned Real Property has been used and operated in compliance with all applicable laws, statutes, rules, regulations and ordinances applicable thereto.

          (f) Except as may be reflected in the Financial Information or with respect to such easements, liens, defects, encumbrances, real estate taxes and assessments or other monetary obligations such as contributions to an Owner's Association, as do not individually or in the aggregate materially adversely affect the use or value of the Owned Real Property, Lincoln and the Bank have, and at the Closing Date will have, good and marketable title to their respective Owned Real Property, free and clear of all liens, mortgages, security interests, encumbrances and restrictions of any kind or character.

          (g) Neither Lincoln nor the Bank has caused or allowed the generation, treatment, storage, disposal or release at any Real Property of any Toxic Substance, except in compliance with all applicable federal, state and local laws and regulations and except as set forth in the Disclosure Letter. "Toxic Substance" means any hazardous, toxic or dangerous substance, pollutant, waste, gas or material, including, without limitation, petroleum and petroleum products, metals, liquids, semi-solids or solids, that are regulated under any federal, state or local statute, ordinance, rule, regulation or other law pertaining to environmental protection, contamination, quality, waste management or cleanup.

          (h) Except as disclosed in the Disclosure Letter, (i) there are no underground storage tanks located on, in or under any Owned Real Property; and (ii) to the knowledge of Lincoln's Management, no such Owned Real Property has previously contained an underground storage tank. Neither Lincoln nor the Bank own or operate any underground storage tank at any Leased Real Property and to the knowledge of Lincoln's Management no such Leased Real Property has previously contained an underground storage tank. No Owned Real Property is or has been, during Lincoln's ownership, listed on the CERCLIS.

          (i) To the knowledge of Lincoln's Management and as a result of any act of Lincoln or the Bank, no Toxic Substance has been released, spilled, discharged or disposed at, in, on or under any Owned Real Property nor to the knowledge of Lincoln's Management are there any other conditions or circumstances affecting any Owned Real Property, in each case, which would pose a significant risk to the environment or the health or safety of persons or otherwise pose a material risk of liability for remediation, corrective action or clean-up.

          (j) Except as disclosed in the Disclosure Letter, the Owned Real Property is not "property" within the definition of Indiana Code 13-11-2-174. Neither Lincoln nor the Bank is required to provide a "disclosure document" to First Merchants as a result of the Merger pursuant to the Indiana Responsible Property Transfer Law (I.C. Section 13-25-3-1 et seq.).

          (k) To the knowledge of Lincoln's Management and as a result of any act of Lincoln or the Bank, there are no mechanic's or materialman's liens against the Leased Property, and no unpaid claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing the Leased Property in respect of which liens may or could be filed against the Leased Property.

     5.21 Securities Law Compliance. Lincoln's common shares are traded on the NASDAQ Global Market under the symbol of "LNCB." Lincoln has complied in all material respects with all state, federal or foreign securities laws, statutes, rules, regulations or orders, injunctions or decrees of any government agency relating thereto. Lincoln has complied in all material respects with all rules, regulations, orders, injunctions or decrees of the National Association of Securities Dealers, Inc. and all entities related or affiliated therewith and has filed all reports and documents required to be filed with such entities. Lincoln has filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934 and the Securities Act of 1933, including Lincoln's Annual Report on Form 10-K for the year ended December 31, 2007, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, copies of which have previously been delivered to First Merchants. Except as would not reasonably be expected to have Material Adverse Effect, all such Securities and Exchange Commission filings were true, accurate and complete in all material respects as of the dates of the filings, and no such filings contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in the light of the circumstances under which they were made, not false or misleading.

     5.22 Broker's or Finder's Fees. Except for Sandler O'Neill Partners, L.P., no agent, broker or other person acting on behalf of Lincoln or any Subsidiary or under any authority of Lincoln or any Subsidiary is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto, other than attorneys' or accountants' fees, in connection with any of the transactions contemplated by this Agreement.

     5.23 Shareholder Rights Plan. Except as otherwise provided in Lincoln's Articles of Incorporation and By-Laws or set forth in the Disclosure Letter, neither Lincoln nor the Bank has a shareholder rights plan or any other plan, program or agreement involving, restricting, prohibiting or discouraging a change in control or merger of Lincoln or the Bank or which may be considered an anti-takeover mechanism.

     5.24 Indemnification Agreements. Except as set forth in the Disclosure Letter, neither Lincoln nor the Bank is a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, shareholder or agent against any liability or hold the same harmless from liability other than as expressly provided in the Articles of Incorporation or By-Laws of Lincoln and the Bank.

     5.25 Bring Down of Representations and Warranties. All representations and warranties of Lincoln and the Subsidiaries contained in this Section 5 shall be true, accurate and correct on and as of the Effective Date except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) or have been affected by the transactions contemplated by and specified within the terms of this Agreement.

     5.26 Nonsurvival of Representations and Warranties. The representations and warranties contained in this Section 5 shall expire on the Effective Date or the earlier termination of this Agreement, and thereafter Lincoln and the Subsidiaries and all directors and officers of Lincoln and the Subsidiaries shall have no further liability with respect thereto unless a court of competent jurisdiction should determine that any misrepresentation or breach of a warranty was willfully or intentionally made or is deemed to be fraudulent.

                                   SECTION 6

                               Representations and
                          Warranties of First Merchants

First Merchants hereby represents and warrants to Lincoln with respect to itself and its Subsidiaries as follows (For the purposes of this Section, a "Disclosure Letter" is defined as a letter referencing Section 6 of this Agreement which shall be prepared and executed by an authorized executive officer of First Merchants and delivered to and initialed by an authorized executive officer of Lincoln contemporaneously with the execution of this Agreement.):

     6.01 Organization and Authority. First Merchants is a corporation duly organized and validly existing under the laws of the State of Indiana and FMBCI is a national bank duly organized and validly existing under the laws of the United States of America. Each has the corporate power and authority to conduct its business in the manner and by the means utilized as of the date hereof. First Merchants, FMBCI and the other Subsidiaries have the power and authority (corporate or otherwise) to conduct their respective businesses in the manner and by the means utilized as of the date hereof. First Merchants' only subsidiaries are FMBCI and the other entities listed on Exhibit 21 to First Merchants' Annual Report on Form 10-K as of and for the period ending December 31, 2007 (the "Subsidiaries"). FMBCI is subject to primary federal regulatory supervision and regulation by the Office of the Comptroller of the Currency.

     6.02 Authorization.

          (a) First Merchants has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to the conditions precedent set forth in Section 9.02. The Agreement, when executed and delivered, will have been duly authorized and will constitute a valid and binding obligation of First Merchants, subject to the condition precedent set forth in Section 9.02 hereof, enforceable in accordance with its terms, except to the extent limited by insolvency, reorganization, liquidation, readjustment of debt, or other laws of general application relating to or affecting the enforcement of creditor's rights. The Board of Directors of First Merchants and FMBCI have approved the Merger and Bank Merger pursuant to the terms and conditions of this Agreement and the Bank Merger Agreement.

          (b) Except as set forth in the Disclosure Letter, neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, subject to the condition precedent set forth in
     Section 9.02 hereof does or will (i) conflict with, result in a breach of, or constitute a default under Articles of Incorporation or By-laws of First Merchants or FMBCI; (ii) conflict with, result in a breach of, or constitute a default under any federal, foreign, state, or local law, statute, ordinance, rule, regulation, or court or administrative order or decree, or any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement, or commitment, to which First Merchants or any Subsidiary is subject or bound, the result of which would have a Material Adverse Effect; (iii) result in the creation of, or give any person, corporation or entity the right to create, any lien, charge, encumbrance, security interest, or any other rights of others or other adverse interest upon any right, property or asset of either First Merchants or any Subsidiary; (iv) terminate, or give any person, corporation or entity the right to terminate, amend, abandon, or refuse to perform, any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment to which First Merchants or any Subsidiary is a party or by which First Merchants or any Subsidiary is subject or bound; or
     (v) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, First Merchants or any Subsidiary is to perform any duties or obligations or receive any rights or benefits under any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement, or commitment.

          For the purpose of this Agreement, and in relation to First Merchants, a "Material Adverse Effect" means any effect that (i) is material and adverse to the financial position, results of operations or business of First Merchants and its Subsidiaries taken as a whole, or (ii) would materially impair the ability of First Merchants to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability to banks or their holding companies or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks or their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, (d) effects of any action taken with the prior written consent of Lincoln, (e) changes in the general level of interest rates (including the impact on First Merchant's or FMBCI's securities portfolios) or conditions or circumstances relating to or that affect the United States economy, financial or securities markets or the banking industry, generally, (f) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, (g) the impact of the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of First Merchants and its Subsidiaries, and (h) the occurrence of any military or terrorist attack within the United States or any of its possessions or offices; provided that in no event shall a change in the trading price of the First Merchants Common Stock, by itself, be considered to constitute a Material Adverse Effect on First Merchants and its Subsidiaries taken as a whole (it being understood that the foregoing proviso shall not prevent or otherwise affect a determination that any effect underlying such decline has resulted in a Material Adverse Effect).

          (c) Other than in connection or in compliance with the provisions of the Bank Holding Company Act of 1956, the Bank Merger Act, federal and state securities laws, and applicable federal and Indiana banking statutes and Indiana corporate statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by First Merchants or FMBCI of the transactions contemplated by this Agreement.

          (d) Other than those filings, authorizations, consents and approvals referenced in Section 6.02(c) above and filings and approvals relating to the listing of the shares of First Merchants common stock to be issued in the Merger on the NASDAQ Global Select Market, certain other filings and approvals with NASDAQ relating to the change in the number of shares of First Merchants outstanding as a result of the Merger, and except as set forth on the Disclosure Letter, no notice to, filing with, authorization of, execution by, or consent or approval of, any third party is necessary for the consummation by First Merchants or FMBCI of the transactions contemplated by this Agreement.

     6.03 Capitalization.

          (a) As of July 31, 2008, First Merchants had 50,000,000 shares of common stock authorized, no par value, of which 18,272,085 shares were issued and outstanding. Such issued and outstanding shares of First Merchants' common stock have been duly and validly authorized by all necessary corporate action of First Merchants, are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights of any shareholders.

          (b) First Merchants has 500,000 shares of Preferred Stock authorized, no par value, no shares of which have been issued and no commitments exist to issue any of such shares.

          (c) The shares of First Merchants' common stock to be issued pursuant to the Merger will be duly authorized, fully paid, validly issued and nonassessable and subject to no preemptive rights.

          (d) As of the date of this Agreement, FMBCI has 114,000 shares of common stock authorized, $10 par value per share, 114,000 shares of which are issued and outstanding and held by First Merchants. Such issued and outstanding shares of FMBCI common stock have been duly and validly authorized by all necessary corporate action of the FMBCI, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights of any FMBCI shareholders. All the issued and outstanding Bank common stock is owned by First Merchants, free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto. FMBCI has no capital stock authorized, issued or outstanding other than as described in this Section 6.03(d) and has no intention or obligation to authorize or issue any other shares of capital stock.

          (e) Except as set forth in the Disclosure Letter, there are no options, commitments, calls, agreements, understandings, arrangements or subscription rights regarding the issuance, purchase or acquisition of capital stock, or any securities convertible into or representing the right to purchase or otherwise receive the capital stock or any debt securities, of First Merchants nor FMBCI by which First Merchants or FMBCI is or may become bound. Neither First Merchants nor FMBCI has any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of its respective outstanding shares of capital stock.

          (f) Except as set forth in the Disclosure Letter, no person or entity beneficially owns 5% or more of First Merchants' outstanding common shares.

     6.04 Organizational Documents. The respective Articles of Incorporation and By-Laws of First Merchants and FMBCI have been delivered to Lincoln and represent true, accurate and complete copies of such corporate documents of First Merchants and FMBCI in effect as of the date of this Agreement.

     6.05 Compliance with Law. Except as set forth in the Disclosure Letter, neither First Merchants nor any Subsidiary has engaged in any activity nor taken or omitted to take any action which has resulted or, to the knowledge of "First Merchants' Management" (as defined below) could reasonably be expected to result, in the violation of any local, state, federal or foreign law, statute, rule, regulation or ordinance or of any order, injunction, judgment or decree of any court or government agency or body, the violation of which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Letter, First Merchants and each Subsidiary possess all licenses, franchises, permits and other authorizations necessary for the continued conduct of their respective businesses without material interference or interruption. Neither First Merchants nor any of the Subsidiaries are subject to any agreement or understanding with, or order and directive of, any regulatory agency or government authority with respect to the business or operations of First Merchants or FMBCI. Except as set forth in the Disclosure Letter, FMBCI has received no inquiries, claims or complaints since January 1, 2003 from any regulatory agency or government authority relating to its compliance with the Bank Secrecy Act, the Truth-in-Lending Act, the Community Reinvestment Act, the Gramm-Leach-Bliley Act of 1999, the USA Patriot Act, the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, the Sarbanes-Oxley Act of 2002 or any laws with respect to the protection of the environment or the rules and regulations promulgated thereunder. Except as set forth in the Disclosure Letter, First Merchants has received no inquiries, claims or complaints since January 1, 2003 from any regulatory agency or government authority relating to its compliance with any securities, tax or employment laws applicable to First Merchants.

     6.06 Accuracy of Statements. This Agreement, the Disclosure Letter and any certificate required to be furnished by First Merchants or any Subsidiary to Lincoln in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which shall be supplied by First Merchants or any Subsidiary with respect to their businesses, operations and financial condition for inclusion in the regulatory filings relating to the Merger or the Bank Merger) do not or shall not contain any untrue statement of a material fact or do not or shall not omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     6.07 Litigation and Pending Proceedings. Except as set forth in the Disclosure Letter, there are no claims of any kind, nor any action, suits, proceedings, arbitrations or investigations pending or to the knowledge of First Merchants' Management threatened in any court or before any government agency or body, arbitration panel or otherwise (nor does First Merchants' Management have any knowledge of a basis for any claim, action, suit, proceeding, arbitration or investigation) which could reasonably be expected to have a Material Adverse Effect. There are no material uncured violations, criticisms or exceptions, or violations with respect to which material refunds or restitutions may be required, cited in any report, correspondence or other communication to First Merchants or FMBCI as a result of an examination by any regulatory agency or body.

     6.08 Financial Statements.

          (a) First Merchants' consolidated audited balance sheets as of the end of the two fiscal years ended December 31, 2006 and 2007, the unaudited consolidated balance sheet for the six months ended June 30, 2008 and the related consolidated statements of income, shareholders' equity and cash flows for the years or period then ended (hereinafter collectively referred to as the "First Merchants Financial Information") present fairly the consolidated financial condition or position of First Merchants as of the respective dates thereof and the consolidated results of operations of First Merchants for the respective periods covered thereby and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

          (b) All loans reflected in the First Merchants Financial Information and which have been made, extended or acquired since June 30, 2008 (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) to the extent that FMBCI has a security interest in collateral or a mortgage securing such loans, are secured by perfected security interests or mortgages naming FMBCI as the secured party or mortgagee, except for such unperfected security interests or mortgages naming FMBCI as secured party or mortgagee which, on an individual loan basis, would not materially adversely affect the value of any such loan and the recovery of payment on any such loan if FMBCI is not able to enforce any such security interest or mortgage.

     6.09 Absence of Certain Changes. Except for events and conditions relating to the business and interest rate environment in general, the accrual or payment of Merger-related expenses, or as set forth in the Disclosure Letter, since June 30, 2008, no events have occurred, or to the knowledge of First Merchants' Management, can reasonably be expected to occur, which could reasonably be expected to have a Material Adverse Effect. Between the period from June 30, 2008 to the date of this Agreement, First Merchants and each Subsidiary have carried on their respective businesses in the ordinary and usual course consistent with their past practices (excluding the incurrence of fees and expenses of professional advisors related to this Agreement and the transactions contemplated hereby) and there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to First Merchants' common shares (other than normal quarterly cash dividends) or any split, combination or reclassification of any stock of First Merchants or any Subsidiary or any issuance or the authorization of any issuance of any securities in respect of, or in lieu of, or in substitution for First Merchants' common shares.

     6.10 Absence of Undisclosed Liabilities. Neither First Merchants nor any Subsidiary is a party to any agreement, contract, obligation, commitment, arrangement, liability, lease or license which individually exceeds $100,000 per year or which may not be terminated within one year from the date of this Agreement, except (a) unfunded loan commitments made in the ordinary course of FMBCI's business consistent with past practices or (b) as set forth in the Disclosure Letter, nor to the knowledge of First Merchants' Management does there exist any circumstances resulting from transactions effected or to be effected or events which have occurred or may occur or from any action taken or omitted to be taken which could reasonably be expected to result in any such agreement, contract, obligation, commitment, arrangement, liability, lease or license.

     6.11 Title to Assets.

          (a) Except as set forth in the Disclosure Letter, First Merchants and each Subsidiary have good and marketable title in fee simple absolute to all personal property reflected in the June 30, 2008 Financial Information, good and marketable title to all other properties and assets which First Merchants or any Subsidiary purports to own, good and marketable title to or right to use by terms of any lease or contract all other property used in First Merchants' or any Subsidiary's business, and good and marketable title to all property and assets acquired since June 30, 2008, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges, claims or encumbrances of any nature, except such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the use of the property and which would not have a Material Adverse Effect.

          (b) The operation by First Merchants or any Subsidiary of its furniture, fixtures, machinery, equipment, computer software and hardware, and all other tangible personal property is in compliance with all applicable laws, ordinances, rules and regulations of any governmental authority or third party having jurisdiction over such use except for such noncompliance that would not have a Material Adverse Effect.

     6.12 Loans and Investments.

          (a) Except as set forth in the Disclosure Letter, there is no loan of any other Subsidiary in excess of $250,000 that has been classified by First Merchants applying bank regulatory examination standards as "Other Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss," nor is there any loan of FMBCI in excess of $250,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectibility. Any bank Subsidiary's loan watch list and all loans in excess of $250,000 that First Merchants' Management has determined to be ninety (90) days or more past due with respect to principal or interest or has placed on nonaccrual status are set forth in the Disclosure Letter.

          (b) Each of the reserves and allowances for possible loan losses and the carrying value for real estate owned which are shown on the Financial Information is, in the opinion of First Merchants' Management, adequate in all material respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on loans outstanding and real estate owned as of the date of such Financial Information.

          (c) Except as set forth in the Disclosure Letter, none of the investments reflected in the Financial Information and none of the investments made by First Merchants or any Subsidiary since June 30, 2008 is subject to any restrictions, whether contractual or statutory, which materially impairs the ability of First Merchants or any Subsidiary to dispose freely of such investment at any time. Except as set forth in the Disclosure Letter, neither First Merchants nor any Subsidiary is a party to any repurchase agreements with respect to securities.

     6.13 Employee Benefit Plans.

          (a) The Disclosure Letter contains a list identifying each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which (i) is subject to any provision of ERISA, and (ii) is currently maintained, administered or contributed to by First Merchants or any Subsidiary and covers any employee, director or former employee or director of First Merchants or any Subsidiary under which First Merchants or any Subsidiary has any liability. The Disclosure Letter also contains a list of all "employee benefit plans" as defined under ERISA which have been terminated by First Merchants or any Subsidiary since January 1, 2002. Copies of such plans (and, if applicable, related trust agreements or insurance contracts) and all amendments thereto and written interpretations thereof have been furnished to Lincoln together with the three most recent annual reports prepared in connection with any such plan and the current summary plan descriptions. Such plans are hereinafter referred to individually as a "First Merchants Employee Plan" and collectively as the "First Merchants Employee Plans." The First Merchants Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2)(A) of ERISA are identified in the list referred to above.

          (b) The First Merchants Employee Plans comply with and have been operated in accordance with all applicable laws, regulations, rulings and other requirements the breach or violation of which could materially affect First Merchants, any Subsidiary, or an First Merchants Employee Plan. Each First Merchants Employee Plan has been administered in substantial conformance with such requirements and all reports and information required with respect to each First Merchants Employee Plan has been timely filed or given.

          (c) No "prohibited transaction," as defined in Section 406 of ERISA or
     Section 4975 of the Code, for which no statutory or administrative exemption exists, and no "reportable event," as defined in Section 4043(c) of ERISA, for which a notice is required to be filed, has occurred with respect to any First Merchants Employee Plan. Neither First Merchants nor any Subsidiary has any liability to the PBGC, to the IRS, to the DOL, to the Employee Benefits Security Administration, or to an employee or First Merchants Employee Plan beneficiary under Section 502 of ERISA, with respect to any First Merchants Employee Plan.

          (d) No "fiduciary," as defined in Section 3(21) of ERISA, of a First Merchants Employee Plan has failed to comply with the requirements of
     Section 404 of ERISA.

          (e) Each of the First Merchants Employee Plans which is intended to be qualified under Code Section 401(a) has been amended to comply in all material respects with the applicable requirements of the Code, including the Tax Reform Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Revenue Reconciliation Act of 1990, the Tax Extension Act of 1991, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, the Retirement Protection Act of 1994, the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, the Economic Growth and Tax Relief Reconciliation Act of 2001, the age 70-1/2 Code Section 401(a)(9) model amendments required to be adopted by the end of the 2004 plan year, and any rules, regulations or other requirements promulgated thereunder (the "Acts"). In addition, each such First Merchants Employee Plan has been and is being operated in substantial conformance with the applicable provisions of ERISA and the Code, as amended by the Acts, including the automatic rollover rules which became effective March 28, 2005. Except as set forth in the Disclosure Letter, First Merchants and/or any Subsidiary, as applicable, sought and received favorable determination letters from the IRS within the applicable remedial amendment periods under Code Section 401(b), and has furnished to Lincoln copies of the most recent IRS determination letters with respect to any such First Merchants Employee Plan that is an "employee pension benefit plan" under ERISA Section 3(2)(A).

          (f) Except as set forth in the Disclosure  Letter,  no First Merchants
     Employee  Plan  has  incurred  an  "accumulated   funding  deficiency,"  as
     determined under Code Section 412 and ERISA Section 302.

          (g) Except as set forth in the Disclosure Letter, no First Merchants Employee Plan subject to Title IV of ERISA has been terminated or incurred a partial termination (either voluntarily or involuntarily), in such a way as to cause material additional liability to First Merchants.

          (h) No claims against a First Merchants Employee Plan, First Merchants or any Subsidiary (other than normal benefit claims), have been asserted or threatened.

          (i) Except as set forth in the Disclosure Letter, there is no contract, agreement, plan or arrangement covering any employee, director or former employee or director of First Merchants or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G or Section 162(a)(1) of the Code.

          (j) To the knowledge of First Merchants' Management, no event has occurred that would cause the imposition of the tax described in Code
     Section 4980B. To the knowledge of First Merchants' Management, all requirements of ERISA Section 601 have been met.

          (k) The Disclosure Letter contains a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an First Merchants Employee Plan, (ii) was entered into, maintained or contributed to, as the case may be, by First Merchants or any Subsidiary and (iii) covers any employee, director or former employee or director of First Merchants or any Subsidiary. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to First Merchants, are hereinafter referred to collectively as the "First Merchants Benefit Arrangements." Each of the First Merchants Benefit Arrangements has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such First Merchants Benefit Arrangements.

          (l) Except as set forth in the Disclosure Letter, neither First Merchants nor any Subsidiary has any present or future liability in respect of post-retirement health and medical benefits for former employees or directors of First Merchants or FMBCI.

          (m) Except as set forth in the Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by First Merchants or any Subsidiary relating to, or change in employee participation or coverage under, any First Merchants Employee Plan or First Merchants Benefit Arrangement administered by First Merchants or any Subsidiary which would increase materially the expense of maintaining such First Merchants Employee Plans or First Merchants Benefit Arrangements above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2007.

          (n) For purposes of this Section 6.13, references to First Merchants or any Subsidiary are deemed to include (i) all predecessors of First Merchants or any Subsidiary, (ii) any subsidiary of First Merchants or any Subsidiary, (iii) all members of any controlled group (as determined under Code Section 414(b) or (c)) that includes First Merchants or any
     Subsidiary, and (iv) all members of any affiliated service group (as determined under Code Section 414(m) or (n)) that includes First Merchants or any Subsidiary.

          (o) With respect to any nonqualified deferred compensation plan that is subject to Code Section 409A, such plan has been identified on the Disclosure Letter. The Disclosure Letter shall also identify to what extent and in what years federal employment taxes (FICA/Medicare) have been paid on any such nonqualified deferred compensation amounts, as required by Code
     Section 3121(v) and the underlying regulations.

     6.14 Obligations to Employees. Except as set forth in the Disclosure Letter, all accrued obligations and liabilities of First Merchants and any Subsidiary, whether arising by operation of law, by contract or by past custom, for payments to trust or other funds, to any government agency or body or to any individual director, officer, employee or agent (or his heirs, legatees or legal representative) with respect to unemployment compensation or social security benefits and all pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, restricted stock grant, stock appreciation rights or profit sharing plan, any employment, deferred compensation, consultant, bonus or collective bargaining agreement or group insurance contract or other incentive, welfare or employee benefit plan or agreement maintained by First Merchants or any Subsidiary for their current or former directors, officers, employees and agents have been and are being paid to the extent required by law or by the plan or contract, and adequate actuarial accruals and/or reserves for such payments have been and are being made by First Merchants or any Subsidiary in accordance with generally accepted accounting and actuarial principles, except where the failure to pay any such accrued obligations or liabilities or to maintain adequate accruals and/or reserves for payment thereof would not have a Material Adverse Effect. Except as set forth in the Disclosure Letter, all obligations and liabilities of First Merchants and any Subsidiary, whether arising by operation of law, by contract, or by past custom, for all forms of compensation which are or may be payable to their current or former directors, officers, employees or agents have been and are being paid, and adequate accruals and/or reserves for payment therefor have been and are being made in accordance with generally accepted accounting principles, except where the failure to pay any such obligations and liabilities or to maintain adequate accruals and/or reserves for payment thereof would not have a Material Adverse Effect. All accruals and reserves referred to in this Section 6.14 are correctly and accurately reflected and accounted for in the books, statements and records of First Merchants and any Subsidiary, except where the failure to correctly and accurately reflect and account for such accruals and reserves would not have a Material Adverse Effect.

     6.15 Taxes, Returns and Reports.  First Merchants and its Subsidiaries have
(a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed as of the date hereof, and each return is true, complete and accurate in all material respects; (b) paid all material taxes, assessments and other governmental charges due and payable or claimed to be due and payable upon them or any of their income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). Except for taxes not yet due and payable, the reserve for taxes on the Financial Information is adequate to cover all of First Merchants' and the Subsidiaries' tax liabilities (including, without limitation, income taxes and franchise fees) that may become payable in future years with respect to any transactions consummated prior to June 30, 2008. Neither First Merchants nor FMBCI has or will have, any liability for taxes of any nature for or with respect to the operation of their business, including the assets of any Subsidiary, from June 30, 2008, up to and including the Effective Date, except to the extent reflected on their Financial Information or on financial statements of First Merchants or any Subsidiary subsequent to such date and as set forth in the Disclosure Letter. Neither First Merchants nor any Subsidiary is currently under audit by any state or federal taxing authority. Except as set forth in the Disclosure Letter, neither the federal, state, nor local tax returns of First Merchants nor any Subsidiary have been audited by any taxing authority during the past five (5) years.

     6.16 Deposit Insurance. The deposits of FMBCI are insured by the FDIC in accordance with the Federal Deposit Insurance Act, and FMBCI has paid all premiums and assessments with respect to such deposit insurance.

     6.17 Reports. First Merchants and each Subsidiary have timely filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with the Regulatory Authorities, having jurisdiction over the affairs of First Merchants or any Subsidiary, except where such failure would not have a Material Adverse Effect. All such reports filed by First Merchants and the Subsidiaries complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authorities and are true, accurate and complete and were prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis. Except as set forth in the Disclosure Letter, there is no unresolved violation with respect to any report or statement filed by, or any examination of, First Merchants or FMBCI.

     6.18 Absence of Defaults. Neither First Merchants nor any Subsidiary is in violation of its Articles of Incorporation or By-Laws or the knowledge of First Merchants Management in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event known to First Merchants' Management that, with the lapse of time or giving of notice or both, would constitute such a default, except for defaults which would not have a Material Adverse Effect.

     6.19 Tax and Regulatory Matters. Neither First Merchants nor FMBCI has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (a) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or
(b) materially impede or delay receipt of any regulatory approval required for consummation of the transactions contemplated by this Agreement.

     6.20 Real Property.

          (a) A list of the locations of each parcel of real property owned by First Merchants or FMBCI (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by First Merchants or FMBCI for disposition as required by law) is set forth in the Disclosure Letter under the heading of "Owned Real Property" (such real property being herein referred to as the "Owned Real Property"). A list of the locations of each parcel of real property leased by First Merchants or FMBCI is also set forth in the Disclosure Letter under the heading of "Leased Real Property" (such real property being herein referred to as the "Leased Real Property"). First Merchants shall update the Disclosure Letter within ten (10) days after acquiring or leasing any real property after the date hereof. Collectively, the Owned Real Property and the Leased Real Property are herein referred to as the "Real Property."

          (b) There is no pending action involving First Merchants or FMBCI as to the title of or the right to use any of the Real Property.

          (c) Neither First Merchants nor FMBCI has any interest in any other real property except interests as a mortgagee, and except for any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law.

          (d) Except as set forth in the Disclosure Letter, (i) none of the buildings, structures or other improvements located on the Owned Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line and all such buildings, structures; and (ii) improvements are located and constructed in conformity with all applicable zoning ordinances and building codes.

          (e) Except as set forth in the Disclosure Letter, (i) none of the buildings, structures or improvements located on the Owned Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code; and (ii) there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of First Merchants' Management, threatened, with respect to any such building, structure or improvement. Except as set forth in the Disclosure Letter, the Real Property is in good condition for its intended purpose, ordinary wear and tear excepted, and has been maintained (as to the Leased Property, to the intent required to be maintained by First Merchants or FMBCI) in accordance with reasonable and prudent business practices applicable to like facilities. The Owned Real Property has been used and operated in compliance with all applicable laws, statutes, rules, regulations and ordinances applicable thereto.

          (f) Except as may be reflected in the Financial Information or with respect to such easements, liens, defects, encumbrances, real estate taxes and assessments or other monetary obligations such as contributions to an Owner's Association, as do not individually or in the aggregate materially adversely affect the use or value of the Owned Real Property, First Merchants and FMBCI have, and at the Closing Date will have, good and marketable title to their respective Owned Real Property, free and clear of all liens, mortgages, security interests, encumbrances and restrictions of any kind or character.

          (g) Neither First Merchants nor FMBCI has caused or allowed the generation, treatment, storage, disposal or release at any Real Property of any Toxic Substance, except in compliance with all applicable federal, state and local laws and regulations and except as set forth in the
     Disclosure Letter. "Toxic Substance" means any hazardous, toxic or dangerous substance, pollutant, waste, gas or material, including, without limitation, petroleum and petroleum products, metals, liquids, semi-solids or solids, that are regulated under any federal, state or local statute, ordinance, rule, regulation or other law pertaining to environmental protection, contamination, quality, waste management or cleanup.

          (h) Except as disclosed in the Disclosure Letter, (i) there are no underground storage tanks located on, in or under any Owned Real Property; and (ii) to the knowledge of First Merchants' Management, no such Owned Real Property has previously contained an underground storage tank. Neither First Merchants nor FMBCI own or operate any underground storage tank at any Leased Real Property and to the knowledge of First Merchants' Management no such Leased Real Property has previously contained an underground storage tank. No Owned Real Property is or has been, during First Merchants' Management, listed on the CERCLIS.

          (i) To the knowledge of First Merchants' Management and as a result of any act of First Merchants or FMBCI, no Toxic Substance has been released, spilled, discharged or disposed at, in, on or under any Owned Real Property nor to the knowledge of First Merchants' Management are there any other conditions or circumstances affecting any Real Property, in each case, which would pose a significant risk to the environment or the health or safety of persons or otherwise pose a material risk of liability for remediation, corrective action or clean-up.

          (j) Except as disclosed in the Disclosure Letter, the Owned Real Property is not "property" within the definition of Indiana Code
     13-11-2-174. Neither First Merchants nor FMBCI is required to provide a "disclosure document" to Lincoln as a result of the Merger pursuant to the Indiana Responsible Property Transfer Law (I.C. Section 13-25-3-1 et seq.).

          (k) To the knowledge of First Merchants' Management and as a result of any act of First Merchants or FMBCI, there are no mechanic's or materialman's liens against the Leased Property, and no unpaid claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing the Leased Property in respect of which liens may or could be filed against the Leased Property.

     6.21 Securities Law Compliance. First Merchants' common stock is traded on the NASDAQ Global Select Market under the symbol of "FRME." First Merchants has complied in all material respects with all state, federal or foreign securities laws, statutes, rules, regulations or orders, injunctions or decrees of any government agency relating thereto. First Merchants has complied in all material respects with all rules, regulations, orders, injunctions or decrees of the National Association of Securities Dealers, Inc. and all entities related or affiliated therewith and has filed all reports and documents required to be filed with such entities. First Merchants has filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934 and the Securities Act of 1933, including First Merchants' Annual Report on Form 10-K for the year ended December 31, 2007, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, copies of which have previously been delivered to Lincoln. Except as would not reasonably be expected to have a Material Adverse Effect, all such SEC filings were true, accurate and complete in all material respects as of the dates of the filings, and no such filings contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in the light of the circumstances under which they were made, not false or misleading.

     6.22 Broker's or Finder's Fees. No agent, broker or other person acting on behalf of First Merchants or under any authority of First Merchants is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto, other than attorneys' or accountants' fees, in connection with any of the transactions contemplated by this Agreement.

     6.23 No Shareholder Approval Required. The approval of the shareholders of First Merchants is not required for the approval of the Merger, the Bank Merger or the other transactions contemplated by this Agreement.

     6.24 Indemnification Agreements. Except as set forth in the Disclosure Letter, neither First Merchants nor FMBCI is a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, shareholder or agent against any liability or hold the same harmless from liability other than as expressly provided in the Articles of Incorporation or By-Laws of First Merchants and FMBCI.

     6.25 Bring Down of Representations and Warranties. All representations and warranties of First Merchants and FMBCI contained in this Section 6 shall be true, accurate and correct on and as of the Effective Date except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) or have been affected by the transactions contemplated by and specified within the terms of this Agreement.

     6.26 Nonsurvival of Representations and Warranties. The representations and warranties contained in this Section 6 shall expire on the Effective Date or the earlier termination of this Agreement, and thereafter First Merchants and FMBCI and all directors and officers of First Merchants and FMBCI shall have no further liability with respect thereto unless a court of competent jurisdiction should determine that any misrepresentation or breach of a warranty was willfully or intentionally made or is deemed to be fraudulent.

                                   SECTION 7

                              Covenants of Lincoln

     Lincoln covenants and agrees with First Merchants and covenants and agrees to cause the Subsidiaries to act, as follows:

     7.01 Shareholder Approval. Lincoln shall submit this Agreement to its shareholders for approval at a meeting to be called and held in accordance with applicable law and the Articles of Incorporation and By-Laws of Lincoln at the earliest possible reasonable date, and the Board of Directors of Lincoln shall recommend to the shareholders of Lincoln that such shareholders approve this Agreement and shall not thereafter withdraw or modify its recommendation, except as otherwise provided in Section 7.05 hereof. The Board of Directors of Lincoln shall use its commercially reasonable best efforts to obtain any vote of its shareholders necessary for the approval of this Agreement.

     7.02 Other Approvals. Lincoln and the Bank shall proceed expeditiously, cooperate fully and use their commercially reasonable best efforts to procure upon reasonable terms and conditions all consents, authorizations, approvals, registrations, and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger and the Bank Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date on or before December 31, 2008.

7.03     Conduct of Business.

          (a) On and after the date of this Agreement and until the Effective Date or until this Agreement shall be terminated as herein provided, neither Lincoln nor any Subsidiary shall, without the prior written consent of First Merchants, (i) make any changes in their capital structure, including, but not limited to the redemption of common shares;
     (ii) authorize an additional class of stock or issue, or authorize the issuance of, stock; (iii) declare, distribute or pay any dividends on their common shares, or authorize a stock split, or make any other distribution to their shareholders, except for the payment by the Bank to Lincoln of dividends to pay Lincoln's expenses of operations and its business and payment of fees and expenses incurred in connection with the transactions contemplated by this Agreement and Lincoln's payment of a $0.14/share quarterly dividend in accordance with past practice; (iv) merge, combine or consolidate with or sell their assets or any of their securities to any other person, corporation or entity, effect a share exchange or enter into any other transaction not in the ordinary course of business; (v) incur any liability or obligation, make any commitment, payment or disbursement, enter into any contract, agreement, understanding or arrangement or engage in any transaction, or acquire or dispose of any property or asset the fair market value of which exceeds $100,000, in the aggregate (except for personal or real property acquired or disposed of in connection with either foreclosures on mortgages or enforcement of security interests and loans made or sold by the Bank in the ordinary course of business); (vi) subject any of their properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance; (vii) promote or increase or decrease the rate of compensation (except for promotions and non-material increases in the ordinary course of business and in accordance with past practices) or enter into any agreement to promote or increase or decrease the rate of compensation of any director, officer or employee of Lincoln or any Subsidiary; (viii) except as set forth in the Disclosure Letter or as specifically authorized by this Agreement, execute, create, institute, modify or amend any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation right or profit sharing plans, any employment, deferred compensation, consultant, bonus or collective bargaining agreement, group insurance contract or other incentive, welfare or employee benefit plan or agreement for current or former directors, officers or employees of Lincoln or any Subsidiary, change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination pay benefits or any other fringe or employee benefits or pay any bonuses other than as required by law or regulatory authorities; (ix) amend their Articles of Incorporation or By-Laws from those in effect on the date of this Agreement; (x) modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment or severance agreements with respect to any present or former directors, officers or employees of Lincoln or any Subsidiary; (xi) give, dispose, sell, convey, assign, hypothecate, pledge, encumber or otherwise transfer or grant a security interest in any capital stock of any Subsidiary; (xii) fail to make additions to the Bank's reserve for loan losses, or any other reserve account, in the ordinary course of business and in accordance with sound banking practices and not inconsistent with generally accepted accounting principles applied on a consistent basis; (xiii) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity; and (xiv) agree in writing or otherwise to take any of the foregoing actions.

          (b) Lincoln and each Subsidiary shall maintain, or cause to be maintained, in full force and effect insurance on its properties and operations and fidelity coverage on its directors, officers and employees in such amounts and with regard to such liabilities and hazards as customarily are maintained by other companies operating similar businesses.

          (c) Lincoln and each Subsidiary shall continue to give to First Merchants and its employees, accountants, attorneys and other authorized representatives reasonable access during regular business hours and other reasonable times to all their premises, properties, statements, books and records.

     7.04 Preservation of Business. On and after the date of this Agreement and until the Effective Date or until this Agreement is terminated as herein provided, Lincoln and the Subsidiaries shall (a) carry on their business diligently, substantially in the same manner as heretofore conducted, and in the ordinary course of business; (b) use commercially reasonable efforts to preserve their business organizations intact, to keep their present officers and employees and to preserve their present relationship with customers and others having business dealings with them; and (c) not do or fail to do anything which will cause a material breach of, or material default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which they are a party or by which they are or may be subject or bound.

     7.05 Other Negotiations. Except with the prior written approval of First Merchants, on and after the date of this Agreement and until the Effective Date or the earlier termination of this Agreement, Lincoln and the Subsidiaries shall not, and shall not permit or authorize their respective directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit, encourage, engage in or continue discussions or negotiations with, or provide information to, any corporation, association, partnership, person or other entity or group concerning any merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock), tender offer, acquisition of control of Lincoln or any Subsidiary or similar transaction involving Lincoln or any Subsidiary (all such transactions hereinafter referred to as an "Acquisition Transaction"). Any letters of intent or other agreements, term sheets, understandings, negotiations or discussions covering potential Acquisition Transactions currently in effect shall be terminated and/or discontinued by Lincoln on or prior to execution of this Agreement. Lincoln and the Subsidiaries shall promptly communicate to First Merchants the terms of any proposal, written or oral, which Lincoln or any Subsidiary may receive with respect to an Acquisition Transaction and any request by or indication of interest on the part of any third party with respect to initiation of any Acquisition Transaction or discussion with respect thereto. The above provisions of this Section 7.05 notwithstanding, nothing contained in this Agreement shall prohibit (a) Lincoln from furnishing information to, or entering into new discussions or negotiations with, any person or entity that makes an unsolicited proposal of an Acquisition Transaction if and to the extent that (i) the Board of Directors of Lincoln, after consultation with legal counsel, determines in good faith that such action is required for the directors of Lincoln to fulfill their fiduciary duties and obligations to Lincoln's shareholders and other constituencies under Indiana law, and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Lincoln provides prompt written notice to First Merchants to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, or (b) notwithstanding the provisions of Section 7.01, the Board of Directors of Lincoln from failing to make, withdrawing or modifying its recommendation to shareholders regarding the Merger following receipt of a proposal for an Acquisition Transaction if the Board of Directors of Lincoln, after consultation with and based upon the advice of legal counsel, determines in good faith that such action is required for the directors of Lincoln to fulfill their fiduciary duties and obligations to Lincoln's shareholders and other constituencies under Indiana law.

     7.06 Announcements; Press Releases. In connection with the execution of this Agreement, Lincoln and First Merchants intend to jointly issue a press release mutually acceptable to the parties. Except as otherwise required by law, neither Lincoln nor any Subsidiary shall issue any additional press releases, conduct interviews, or make any other public announcements or disclosures relating to the Merger without the prior approval of First Merchants.

     7.07 Disclosure Letter. Lincoln shall supplement, amend and update as of the Effective Date the Disclosure Letter with respect to any matters hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Letter. If, at any time prior to the Effective Date, Lincoln becomes aware of a fact or matter that might indicate that any of the representations and warranties of Lincoln herein may be untrue, incorrect or misleading in any material respect, Lincoln shall promptly disclose such fact or matter to First Merchants in writing.

     7.08 Confidentiality. Lincoln and the Subsidiaries shall use commercially reasonable efforts to cause their respective officers, employees, and authorized representatives to hold in strict confidence all confidential data and information obtained by them from First Merchants, unless such information
(a) was already known to Lincoln and the Subsidiaries, (b) becomes available to Lincoln and the Subsidiaries from other sources, (c) is independently developed by Lincoln and the Subsidiaries, (d) is disclosed outside of Lincoln and the Subsidiaries with and in accordance with the terms of prior written approval of First Merchants, or (e) is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law or requested by a court or other governmental agency, commission, or regulatory body. Lincoln and the Subsidiaries further agree that, in the event this Agreement is terminated, they will return to First Merchants all information obtained by Lincoln and the Subsidiaries from First Merchants, including all copies made of such information by Lincoln and the Subsidiaries. This provision shall survive the Effective Date or the earlier termination of this Agreement.

     7.09 Cooperation. Lincoln and the Subsidiaries shall generally cooperate with First Merchants and its officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, (a) Lincoln shall cooperate and assist First Merchants in preparation of and/or filing of all regulatory applications, the "Registration Statement" (as defined below), and all other documentation required to be prepared for consummation of the Merger and the Bank Merger and obtaining all necessary approvals, and (b) Lincoln shall furnish First Merchants with all information concerning itself and each Subsidiary that First Merchants may reasonably request in connection with the preparation of the documentation referenced above.

     7.10 Letter to Lincoln's Shareholders. Within five (5) business days after execution of this Agreement by Lincoln and First Merchants, Lincoln shall deposit in the United States mail a letter to each of the shareholders of record of Lincoln as of the date of execution of this Agreement informing each shareholder about the execution of this Agreement and the proposed Merger. The terms of such letter to the shareholders of Lincoln shall be in a form mutually agreed to by First Merchants and Lincoln.

     7.11 Exercise of Options.

          (a) From and after the date hereof, Lincoln covenants that no additional stock options or stock appreciation rights shall be granted by Lincoln under any stock option plans of Lincoln or otherwise. Any stock options granted by Lincoln on or before the date of this Agreement, but which are currently not vested, may be amended to be immediately vested and exercisable. On or prior to the Effective Date, all outstanding stock options of Lincoln, disclosed pursuant to Section 5.03(e), may be exercised in accordance with the stock option plan under which such option was granted, and Lincoln shall use reasonable efforts to cause such stock options to be exercised on or immediately before the Effective Date.

          (b) On or prior to the calendar day immediately preceding the Effective Date, or such other date mutually agreed to by Lincoln and First Merchants (the "Option Deadline"), Lincoln shall take all action necessary to terminate all stock option plans of Lincoln outstanding as of the Option Deadline and shall use reasonable efforts to obtain necessary consents from optionees to permit such termination in accordance with the foregoing provisions. No Lincoln stock options shall continue to be outstanding after the Option Deadline. Instead, as of the Option Deadline, any outstanding Lincoln stock options that have not been previously exercised are to be terminated in return for either (i) or (ii):

               (i) A Cash amount determined using the following equation:

                             [(FMAP x CR) - EP] x OP

(For purposes of this equation, FMAP equals the First Merchants Average Price; CR equals the Conversion Ratio; EP equals the applicable exercise price per Lincoln common share issuable upon exercise of the applicable stock option; and OP equals the number of Lincoln common shares issuable upon exercise of such stock option.)

               (ii) The number of Lincoln common shares issuable upon exercise of such Lincoln stock option in exchange for payment of the exercise price as required in the applicable stock option. For purposes of this item (ii), the required payment can also be made by cashless exercise, which also includes an equity swap, all as permitted in the applicable election form. In the event that the optionee fails to pay this exercise price in cash or through such cashless exercise on or before the Option Deadline, the optionee shall be deemed to have elected to receive the cash amount as referred to in the immediately preceding item (i).

          (c) An election to receive cash or common stock under Section 7.11(b) must be made no later than two (2) days prior to the Option Deadline. If an election is not made by such time, a non-electing optionee shall be deemed to have elected to receive cash under item (i) of Section 7.11(b). In addition, if the cash amount calculated under item (i) of Section 7.11(b) is negative, a non-electing optionee shall be entitled to nothing upon termination of the previously unexercised Lincoln stock option.

          (d) In addition to those common shares issued upon exercise of stock options as provided in this section 7.11 (the "Option Shares"), Lincoln shall have no more than 5,319,731 common shares outstanding immediately prior to the Effective Date. Furthermore, the diversity of payment limitations contained in section 3.07 shall otherwise apply to the Option Shares, as well as all other Lincoln common shares outstanding as of the Effective Date.

     7.12 SEC and Other Reports.

          (a) Promptly upon its becoming available, Lincoln shall furnish to First Merchants one (1) copy of each financial statement, report, notice, or proxy statement sent by Lincoln to its shareholders generally and of each regular or periodic report, registration statement or prospectus filed by Lincoln with NASDAQ or the SEC or any successor agency, of any order issued by any Governmental Authority in any proceeding to which Lincoln is a party, and of any notice or communication received by Lincoln from NASDAQ or the SEC. For purposes of this provision, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over Lincoln or any of its respective businesses, operations or properties.

          (b) None of the information supplied or to be supplied by Lincoln for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 8.01 hereof) will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act of 1933, as amended, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, and (ii) the Proxy Statement (as defined in Section 8.01 hereof) and any amendment or supplement thereto will, at the date of mailing, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

          7.14 Adverse Actions. Lincoln shall not (a) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of
     Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Date, (ii) any of the conditions to the Merger set forth in Section 9 not being satisfied,
     (iii) a material violation of any provision of this Agreement, or (iv) a material delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

          7.15 Bank Merger Agreement. Lincoln shall cause the appropriate officers of the Bank to execute and deliver the Bank Merger Agreement contemporaneously herewith.

          7.16 Employee Stock Ownership Plan. Lincoln shall establish a freeze and termination date for the ESOP that is no later than the day before the Effective Date. As of the Effective Date, the ESOP shall be frozen and all shares of Lincoln stock held by the ESOP shall be converted into rights to receive the Merger Consideration described in Section 3 in respect thereof. On or before the ESOP's receipt of a favorable determination letter from the Internal Revenue Service ("IRS") with regard to termination, all outstanding indebtedness of the ESOP shall be repaid, any assets remaining in the suspense fund under the ESOP shall be allocated among the accounts of the ESOP Participants as additional earnings as otherwise provided in the ESOP and, after receipt of the such determination letter, the net assets of the ESOP shall be promptly distributed to Participants under the ESOP and their Beneficiaries, except as otherwise required by applicable law. Within five (5) business days following the approval of the Merger by the Lincoln shareholders, Lincoln shall file the notifications or applications with the IRS necessary to comply with the provisions of this
     Section 7.16. To the extent any notifications or applications with the IRS to comply with the provisions of this Section 7.16 are required to be filed after the Effective Date, First Merchants shall promptly make such notifications or applications. If for any reason the IRS does not permit the ESOP to be terminated or distributions to be made to employees of Lincoln and its Subsidiaries as provided above, First Merchants will, in its sole discretion, either (a) merge the ESOP into its existing 401(k) Plan or (b) amend the ESOP to provide for the ESOP to be continued after the Effective Date for the sole and exclusive benefit of the individuals participating therein or having accounts thereunder immediately prior to the Effective Date; provided, however, that (i) no such amendment shall require or have the effect of requiring First Merchants, Lincoln or their respective Subsidiaries to make any contributions to the ESOP at or after the Effective Date, (ii) no such amendment shall require or have the effect of requiring First Merchants, Lincoln or their respective Subsidiaries to make any contributions to the ESOP at or prior to the Effective Date in addition to any contributions that otherwise would be required, (iii) any such amendment shall be conditioned upon its not having an adverse effect upon the qualified status of the ESOP under Section 401(a) of the Code, and
     (iv) no such amendment shall require or have the effect of requiring continuation of the ESOP for more than three years after the Effective Date. Lincoln and its Subsidiaries shall make no contributions to the ESOP between the date hereof and the Effective Date other than elective deferrals (Compensation Reduction Amounts), matching contributions (Company Matched Contributions), but only at rates as currently provided in the ESOP, and such other contributions as may be required to maintain the tax-qualified status of the ESOP or to enable the ESOP to make required payments on the loans currently outstanding to it.

     7.17 Lincoln Recognition and Retention Plan.

          (a) As of the date hereof, 32,888 of the outstanding Lincoln Common Shares are held in trust in the Lincoln Federal Savings Bank Recognition and Retention Plan and Trust (the "RRP Plan"). On and after the date of this Agreement, no further contributions shall be made to the RRP Plan. However, on or before the Effective Date, but otherwise subject to any applicable statutory or regulatory requirements, Lincoln will: (a) modify any or all outstanding RRP Plan Awards held by employees or directors of Lincoln or its Subsidiaries to become fully vested on or before the Effective Date, (b) issue fully vested and previously unissued RRP Plan Awards to employees or directors of Lincoln and its Subsidiaries in accordance with the terms and conditions of the RRP Plan, and (c) make distributions of Lincoln Common Shares to applicable recipients as provided in the RRP Plan.

          (b) If for any reason, the RRP Plan has not been terminated by the Effective Date, First Merchants agrees to promptly complete RRP Plan distributions as soon as reasonably possible after the Effective Date to the designated participants and beneficiaries of the RRP Plan; however, it is acknowledged that these final distributions will be in cash or First Merchants common stock as provided in Section 3.

          (c) As soon as all Lincoln Common Shares and Merger Consideration, if any, held in the RRP Plan have been distributed to the officers and directors participating in the RRP Plan, it shall terminate.

                                   SECTION 8

                          Covenants of First Merchants

          First Merchants covenants and agrees with Lincoln and covenants and agrees to cause its Subsidiaries to act as follows:

     8.01 Approvals. First Merchants and FMBCI shall proceed expeditiously, cooperate fully and use its best efforts to procure upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date. First Merchants agrees to use its best efforts to raise any additional capital which might be required to obtain any required regulatory approvals of the Merger. First Merchants shall provide Lincoln with copies of proposed regulatory filings in connection with the Merger and afford Lincoln the opportunity to offer comment on the filings before filing. Not in limitation of the foregoing, First Merchants agrees to prepare a registration statement on Form S-4 (the "Registration Statement"), to be filed by First Merchants with the SEC in connection with the issuance of First Merchants common stock in the Merger (including the proxy statements and prospectus and other proxy solicitation materials of Lincoln constituting a part thereof (the "Proxy Statement") and all related documents). First Merchants agrees to advise Lincoln, promptly after First Merchants receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of First Merchants common stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. First Merchants agrees to use its reasonable best efforts to list, prior to the Effective Date, on the Global Select Market System of NASDAQ (subject to official notice of issuance), the shares of First Merchants common stock to be issued to the holders of Lincoln common shares in the Merger. The approval of the shareholders of First Merchants is not required for the approval of the Merger, the Bank Merger or the other transactions contemplated by this Agreement.

     8.02 Preservation of Business. On and after the date of this Agreement and until the Effective Date or until this Agreement is terminated as herein provided, First Merchants and the Subsidiaries shall (a) carry on their business diligently, substantially in the same manner as heretofore conducted, and in the ordinary course of business; (b) use commercially reasonable efforts to preserve their business organizations intact, to keep their present officers and employees and to preserve their present relationship with customers and others having business dealings with them; and (c) not do or fail to do anything which will cause a material breach of, or material default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which they are a party or by which they are or may be subject or bound.

     8.03 Certain Employee and Officer Matters.

          (a) As of the Effective Date, First Merchants will cover the Subsidiaries' employees under a tax-qualified retirement plan First Merchants maintains for its employees, provided that such an employee meets the applicable participation requirements, in lieu of the Subsidiaries' current tax-qualified retirement plan. Following the Effective Date, the Subsidiaries' employees will otherwise receive employee benefits that in the aggregate are substantially similar to the employee benefits provided to other employees of First Merchants and its subsidiaries on the Effective Date. For purposes of determining a Lincoln or Subsidiaries' employee's service under a First Merchants' Employee Benefit Plan that the employee is permitted to enter, service with Lincoln or the Subsidiaries will be treated as service with First Merchants for all purposes except that service with Lincoln or the Subsidiaries shall not be treated as service with First Merchants for purposes of benefit accrual of any defined benefit plan or the Service-Weighted Contributions under the First Merchants 401(k) Plan. First Merchants, in its sole discretion, shall determine whether Lincoln's and the Subsidiaries' tax-qualified retirement plan(s) are terminated or merged into First Merchants' plan(s).

          (b) Coverage Under First Merchants' Health Plan. With respect to First Merchant's health plans under which employees of the Subsidiaries become participants under the provisions of Section 8.03(a) above, First Merchants agrees to waive all restrictions and limitations for pre-existing conditions and First Merchants will use its best efforts to cause any insurer providing a benefit to do the same. Employees of Lincoln or its subsidiaries who are hired by First Merchants or its subsidiaries shall not be subject to a waiting period for coverage under First Merchants' Health Plan.

          (c) COBRA. First Merchants shall be responsible for providing COBRA continuation coverage to any qualified employee or former employee of
     Lincoln or the Subsidiaries and to their respective qualified beneficiaries, on and after the Effective Date, regardless of when the qualifying event occurred.

          (d) Change of Control/Employment Agreements. First Merchants agrees to accept and honor any obligations of Lincoln or the Bank with the eleven
     (11) officers pursuant to their employment and change of control agreements previously disclosed to First Merchants and identified in the Disclosure Letter. First Merchants and Lincoln agree the Merger is a "change in control" for purposes of such agreements, and First Merchants agrees to make, within thirty (30) days after the Effective Date, lump sum payments for such "change in control" even though any such officer has not terminated employment as provided in those agreements. Except for Mr. Engle and Mr. Ditmars, the payments shall be in exchange for the respective employee's agreement to terminate his or her employment and/or change of control agreements as of the Effective Date without further liability of the Bank, Lincoln, First Merchants and/or FMBCI.

          (e) Restricted Stock Grants and Options. Subsequent to the Effective Date, in exchange for their continued service to First Merchants and FMBCI, First Merchants and/or FMBCI will grant to certain senior management of Lincoln and/or the Bank restricted stock and/or stock options as follows:

               (i) 6,400 restricted shares or 24,000 stock options or a combination of both to Jerry R. Engle;

               (ii) 6,400 restricted shares or 24,000 stock options or a combination of both to John B. Ditmars; and

               (iii) 19,200 restricted shares or 72,000 stock options or a combination of both in the aggregate to the remainder of the senior management of Lincoln and/or the Bank as allocated by First Merchants, after consultation with Mr. Engle and Mr. Ditmars.

     8.04 Press Release. In connection with the execution of this Agreement, Lincoln and First Merchants intend to jointly issue a press release mutually acceptable to the parties. Except as otherwise required by law, neither First Merchants nor FMBCI shall issue any additional press releases or make any other public announcements or disclosures relating to the Merger or the Bank Merger without the prior approval of Lincoln.

     8.05 Confidentiality. First Merchants and FMBIC shall, and shall use its best efforts to cause its Subsidiaries, officers, employees, and authorized representatives to, hold in strict confidence all confidential data and information obtained by them from Lincoln, unless such information (i) was already known to First Merchants and Subsidiaries, (ii) becomes available to First Merchants and Subsidiaries from other sources, (iii) is independently developed by First Merchants and Subsidiaries, (iv) is disclosed outside of First Merchants and Subsidiaries with and in accordance with the terms of prior written approval of Lincoln, or (v) is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law or requested by a court or other governmental agency, commission, or regulatory body. First Merchants and Subsidiaries further agree that in the event this Agreement is terminated, it will return to Lincoln all information obtained by it regarding Lincoln or any Subsidiary, including all copies made of such information by First Merchants and Subsidiaries. This provision shall survive the Effective Date or the earlier termination of this Agreement.

     8.06 Board of FMBCI. Upon consummation of the Bank Merger, FMBCI shall be a national bank organized under the laws of the United States and the officers and directors of the Bank in office immediately prior to the consummation of the Merger shall be the officers and directors of the Bank at the Effective Date. Notwithstanding the foregoing, First Merchants and FMBCI shall take all action necessary to nominate and approve such Directors of the Bank who desire to continue to serve on the Board of Directors of FMBCI for at least the remainder of the terms to which they have been elected. FMBCI directors will be subject to First Merchants' policy of mandatory retirement at age seventy (70); provided, however, the policy of mandatory retirement will not apply to any of the Bank's current directors until twenty-four (24) months after the Effective Date.

     8.07 Board of First Merchants. First Merchants shall cause all necessary action to be taken to cause Jerry R. Engle and another current Director of Lincoln chosen by First Merchants, to either (i) be nominated for election as members of the First Merchants' Board of Directors for a three (3) year term at the first annual meeting of the shareholders of First Merchants following the Effective Date; or (ii) to be appointed as members of the First Merchants' Board of Directors at the next meeting of the First Merchants' Board of Directors following the Effective Date to serve until the first annual meeting of the shareholders of First Merchants following the Effective Date and then to be nominated for election as members of the First Merchants' Board of Directors for a three (3) year term at the first annual meeting of the shareholders of First Merchants following the Effective Date, whichever can be effected first depending on the timing of the occurrence of the Effective Date. The two (2) individuals from the Board of Directors of Lincoln elected to the Board of Directors of First Merchants shall be subject to First Merchants' policy of mandatory retirement at age seventy (70); provided, however, the policy of mandatory retirement will not apply to such individuals until twenty-four (24) months after the Effective Date.

     8.08 Directors and Officers Insurance.

          (a) For a period of at least three years from the Effective Date, First Merchants shall use its reasonable best efforts to obtain an endorsement to its director's and officer's liability insurance policy to cover the present and former officers and directors of Lincoln and the Bank (determined as of the Effective Date) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Date, which insurance shall contain at least the same
     coverage  and  amounts,   and  contain   terms  and   conditions   no  less
     advantageous, as that coverage currently provided by Lincoln; provided however, that if First Merchants is unable to obtain such endorsement, then Lincoln may purchase tail coverage under its existing director and officer liability insurance policy for such claims; provided further that in no event shall First Merchants be required to expend in the aggregate during each year in such three-year period more than two times the current annual amount spent by Lincoln (the "Insurance Amount") to maintain or procure its current directors' and officers' insurance coverage; provided further, that if First Merchants is unable to maintain or obtain the insurance called for by this Section 8.07, First Merchants shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Lincoln or the Bank may be required to make application and provide customary representations and warranties to First Merchants' insurance carrier for the purpose of obtaining such insurance.

          (b) For six years after the Effective Date, the Continuing Company shall indemnify, defend and hold harmless the present and former officers and directors of Lincoln and the Bank against all losses, expenses (including attorneys' fees), claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Date
     (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under the Indiana Business Corporation Law and by First Merchants' or Lincoln's Articles of Incorporation as in effect on the date hereof (whichever is more favorable to the officers and directors of Lincoln and the Bank), including provisions relating to advances of expenses incurred in the defense of any action or suit.

          (c) Following the Effective Date, First Merchants will provide any Lincoln or Bank officers, directors and employees who become officers, directors and employees of the Continuing Company or its subsidiaries with the same directors and officers liability insurance coverage and indemnification protections that First Merchants provides to other officers, directors and employees of First Merchants or its subsidiaries.

          (d) If First Merchants shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of First Merchants shall assume the obligations set forth in this Section 8.07.

     8.09 SEC and Other Reports.

          (a) Promptly upon its becoming available, First Merchants shall furnish to Lincoln one (1) copy of each financial statement, report, notice, or proxy statement sent by First Merchants to its shareholders generally and of each regular or periodic report, registration statement or prospectus filed by First Merchants with the SEC or any successor agency, of any order issued by any Governmental Authority in any proceeding to which First Merchants is a party, and of any notice or communication received by First Merchants from the SEC. For purposes of this provision, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over First Merchants or any of its respective businesses, operations or properties.

          (b) None of the information supplied or to be supplied by First Merchants for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 8.01 hereof) will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act of 1933, as amended, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, and (ii) the Proxy Statement (as defined in Section 8.01 hereof) and any amendment or supplement thereto will, at the date of mailing, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

     8.10 Disclosure Letter. First Merchants shall supplement, amend and update as of the Effective Date the Disclosure Letter with respect to any matters hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Letter. If, at any time prior to the Effective Date, First Merchants becomes aware of a fact or matter that might indicate that any of the representations and warranties of First Merchants herein may be untrue, incorrect or misleading in any material respect, First Merchants shall promptly disclose such fact or matter to First Merchants in writing.

     8.11 Adverse Actions. First Merchants shall not (a) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Date, (ii) any of the conditions to the Merger set forth in
Section 9 not being satisfied, (iii) a material violation of any provision of this Agreement, or (iv) a material delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

     8.12 Cooperation. First Merchants shall generally cooperate with Lincoln and its officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby. First Merchants shall furnish Lincoln with all information concerning itself and each of its direct and indirect subsidiaries that Lincoln may reasonably request.

     8.13 Bank Merger Agreement. First Merchants shall cause the appropriate officers of FMBCI to execute and deliver the Bank Merger Agreement upon approval by FMBCI's Board of Directors.

                                   SECTION 9

             Conditions Precedent To The Merger and the Bank Merger

The obligation of each of the parties hereto to consummate the transactions contemplated by this Agreement is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Date:

     9.01 Lincoln Shareholder Approval. The shareholders of Lincoln shall have approved the Merger and confirmed this Agreement as required by applicable law.

     9.02 Registration Statement Effective. First Merchants shall have registered its shares of common stock to be issued to shareholders of Lincoln in accordance with this Agreement with the SEC pursuant to the 1933 Act, and all state securities and "blue sky" approvals and authorizations required to offer and sell such shares shall have been received by First Merchants. The registration statement with respect thereto shall have been declared effective by the SEC and no stop order shall have been issued or threatened. The shares of First Merchants common stock shall have been listed for trading on the NASDAQ Global Select Market System (subject to official notice of issuance).

     9.03. Tax Opinions.

          (a) Lincoln shall have obtained an opinion of Bose McKinney & Evans, LLP dated on or about the Effective Date to the effect that the Merger effected pursuant to this Agreement shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that no gain or loss will be recognized by shareholders of Lincoln to the extent they receive shares of First Merchants common stock in the Merger in exchange for their Lincoln common shares, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests and cash received in exchange for Lincoln common shares. Such opinions shall be based upon factual representations received by counsel from Lincoln and First Merchants, which representations may take the form of written certifications.

          (b) First Merchants shall have obtained an opinion of Bingham McHale LLP dated on or about the Effective Date to the effect that the Merger effected pursuant to this Agreement shall constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinions shall be based upon factual representations received by counsel from Lincoln and First Merchants, which representations may take the form of written certifications.

          9.04 Regulatory Approvals. The Federal Reserve Board and the Indiana Department of Financial Institutions shall have authorized and approved the Merger and the transactions related thereto. In addition, all appropriate orders, consents, approvals and clearances from all other regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the Merger shall have been obtained.

          9.05 Officer's Certificate. First Merchants and Lincoln shall have delivered to each other a certificate signed by their respective Chairman or President and their Secretary, dated the Effective Date, certifying that
     (a) all the representations and warranties of their respective corporations are true, accurate and correct on and as of the Effective Date except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) or have been affected by the transactions contemplated by and specified within the terms of this Agreement; (b) all the covenants of their respective corporations have been complied with in all material respects from the date of this Agreement through and as of the Effective Date; and (c) their respective corporations have satisfied and fully complied with all conditions necessary to make this Agreement effective as to them.

          9.06 Fairness Opinion. Lincoln shall have obtained an opinion from Sandler O'Neill Partners, L.P., to the effect that the consideration paid in the Merger is fair to the shareholders of Lincoln from a financial viewpoint. Such opinion shall be (a) in form and substance reasonably satisfactory to Lincoln, (b) dated as of a date not later than the mailing date of the Proxy Statement relating to the Merger and (c) included in the Proxy Statement.

          9.07 No Judicial Prohibition. Neither Lincoln, any Subsidiary nor First Merchants or FMBCI shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

          9.08 Other Consents and Approvals. All consents and other approvals required for the transfer of any contracts, agreements, leases, loans, etc. as a result of the Merger shall have been obtained, except where the failure to obtain such consents or approvals would not have a Material Adverse Effect.

          9.09 Options. Except as otherwise provided in section 7.11: (a) all of the options disclosed in Section 5.03(e) of the Disclosure Letter shall have been exercised and/or terminated, (b) in addition to the Option Shares, Lincoln shall have no more than 5,319,731 shares of common stock issued and outstanding, (c) Lincoln shall have no commitment to issue any additional shares of common stock, and (d) all stock option plans of Lincoln shall have been terminated.

          9.10 Executive Employment Agreements. FMBCI shall enter into Executive Employment Agreements with Jerry R. Engle and John B. Ditmars in substantially the forms attached hereto as Exhibit B-1 and B-2, respectively, immediately prior to the Effective Date that will supersede their current employment agreements with Lincoln and/or the Bank, except for the obligation to make the lump sum payments described in Section 8.03(d) above.

          9.11 Opinions. The parties shall have received the respective opinions of counsel described in Section 12.04 of this Agreement.

          9.12 Bank Merger Agreement. FMBCI and the Bank shall have entered into the Bank Merger Agreement.

                                   SECTION 10

                              Termination of Merger

     10.01 Manner of Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Effective Date by written notice delivered by First Merchants to Lincoln or by Lincoln to First Merchants only for the following reasons:

          (a) By the mutual consent of First Merchants and Lincoln, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board;

          (b) By First Merchants or Lincoln, if its respective Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a material breach by the other party of any representation or warranty contained herein which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (iii) any event, fact or circumstance shall have occurred that has had or could reasonably be expected to have a Material Adverse Effect on the other party;

          (c) By Lincoln or First Merchants, if it shall determine in its sole discretion that the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of commencement of material litigation or proceedings against any of the parties;

          (d) By First Merchants, if the Merger has not been consummated before January 1, 2009 (provided that First Merchants is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

          (e) By First Merchants or Lincoln, pursuant to their respective termination rights set forth in Section 3.04 hereof;

          (f) By Lincoln, if the appropriate discharge of the fiduciary duties of the Board of Directors of Lincoln consistent with Section 7.05 requires that Lincoln terminate this Agreement;

          (g) By First Merchants, if Lincoln's Board of Directors fails to make, withdraws or modifies its recommendation to Lincoln's shareholders to vote in favor of the Merger following receipt of a written proposal for an Acquisition Transaction;

          (h) By First Merchants, if Lincoln fails to give any written notice as required by Section 7.05 or if within twenty (20) days after giving First Merchants written notice pursuant to Section 7.05 of its intent to furnish information to or enter into discussions or negotiations with another person or entity, Lincoln does not terminate all discussions, negotiations and information exchanges related to such Acquisition Transaction and provide First Merchants with written notice of such termination;

          (i) By either party (provided that the terminating party is not then in material breach of any representation or warranty contained in this Agreement or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.01(k) of this Agreement;

          (j) By Lincoln, if First Merchants enters into a definitive agreement in which it is the target company or the company to be acquired which would result in a change of control of First Merchants or require approval pursuant to the Bank Holding Company Act of 1956, as amended; or

          (k) By Lincoln or First Merchants, if the Merger has not been consummated before June 30, 2009 (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein).

     10.02 Effect of Termination. Except as provided below, in the event that this Agreement is terminated pursuant to the provisions of Section 10.01 hereof, no party shall have any liability to any other party for costs, expenses, damages or otherwise; provided, however, that notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 10.01(b) hereof on account of a willful breach of any of the representations and warranties set forth herein or any willful breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover appropriate damages from the breaching party, including, without limitation, reimbursement to the non-breaching party of its costs, fees and expenses (including attorneys', accountants' and advisors' fees and expenses) incident to the negotiation, preparation and execution of this Agreement and related documentation; provided, however, that nothing in the foregoing proviso shall be deemed to constitute liquidated damages for the breach by a party of the terms of this Agreement or otherwise limit the rights of the non-breaching party. Notwithstanding the foregoing, (i) in the event of termination by Lincoln in accordance with Section 10.01(f) or by First Merchants in accordance with Section 10.01(g) or 10.01(h), Lincoln shall pay First Merchants the sum of $3,200,000 as liquidated damages,
(ii) in the event of termination by Lincoln in accordance with Section 10.01(j), First Merchants shall pay Lincoln the sum of $3,200,000, and (iii) in the event of termination by First Merchants in accordance with Section 10.01(d), First Merchants shall pay Lincoln the sum of $2,000,000. Such liquidated damages shall be in lieu of costs, expenses and damages otherwise recoverable under the first sentence of this Section 10.02. Such payment shall be made within ten (10) days of the date of notice of termination. Each of First Merchants and Lincoln acknowledges the reasonableness of such amount in light of the considerable time and expense invested and to be invested by each of them and their respective representatives in furtherance of the Merger. Such amount was agreed upon by First Merchants and Lincoln as compensation for their time and expense and not as a penalty, it being impossible to ascertain the exact value of the time and expense to be invested. The prevailing party in the event of any litigation to enforce this Section 10.02 shall be entitled to recover reasonable attorneys' fees.

                                   SECTION 11

                            Effective Date Of Merger

     Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement, the Merger shall become effective at the close of business on the day specified in the Articles of Merger of Lincoln with and into First Merchants (the "Articles of Merger") as filed with the Secretary of State of the State of Indiana (the "Effective Date"). Unless otherwise agreed to by the parties, the Effective Date shall be no later than the last business day of the month in which both (a) any waiting period following the last approval of the Merger by a state or federal regulatory agency or governmental authority expires and (b) the conditions precedent to the Merger outlined in Section 9 have been satisfied; provided, however the Effective Date shall not be before December 31, 2008, unless otherwise agreed by the parties.

                                   SECTION 12

                                     Closing

     12.01 Closing Date and Place. The closing of the Merger (the "Closing") and the Bank Merger shall take place at the main office of First Merchants on the Effective Date or at such other time and place as mutually agreed to by First Merchants and Lincoln.

     12.02 Merger-Articles of Merger. Subject to the provisions of this Agreement, on the Effective Date, the Articles of Merger shall be duly filed with the Secretary of State of the State of Indiana.

     12.03 Bank Merger-Articles of Merger. Subject to the provisions of this Agreement, on the Effective Date, the articles of merger or other filings necessary to consummate the Bank Merger shall be duly filed.

     12.04 Opinions of Counsel. At the Closing, (a) Lincoln shall deliver an opinion of its counsel, Bose McKinney & Evans LLP, to First Merchants, and
(b) First Merchants shall deliver an opinion of its counsel, Bingham McHale LLP to Lincoln, each dated as of the date of Closing. The form of such opinion shall be as mutually agreed to by the parties hereto and their respective counsel; provided, however, the opinion of Lincoln's counsel shall also include an opinion that the ESOP termination and distribution contemplated under Section
7.16 hereof was conducted in accordance with all applicable plan documents, statutes, rules and regulations.

                                   SECTION 13

                                  Miscellaneous

     13.01 Effective Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but none of the provisions thereof shall inure to the benefit of any other person, firm, or corporation whomsoever other than Sections 7.11, 7.16, 7.17, 8.03, 8.06, 8.07 and 8.08, which may be enforced by the employees and officers of Lincoln and Lincoln's Subsidiaries. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned or transferred by either party hereto without the prior written consent of the other party.

     13.02 Waiver; Amendment.

          (a) First Merchants and Lincoln may, each individually, by an instrument in writing executed in the same manner as this Agreement:
     (i) extend the time for the performance of any of the covenants or agreements of the other party under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other party of any of the covenants or agreements to be performed by it or them under this Agreement; or (iv) waive the satisfaction or fulfillment of any condition the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to terminate this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder.

          (b) Notwithstanding the prior approval by the shareholders of Lincoln, this Agreement may be amended, modified or supplemented by the written agreement of Lincoln, First Merchants, the Bank and FMBCI without further approval of such shareholders, except that no such amendment, modification or supplement shall decrease the consideration specified in Section 3 hereof, or shall otherwise materially adversely affect the rights of the shareholders of Lincoln without the further approval of such shareholders.

     13.03 Notices. Any and all notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to be given (i) when delivered in person, or (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission, or (iii) on the fifth (5th) day after sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

If to First Merchants:                      With a copy to (which will not
                                            constitute notice):

200 E. Jackson Street                       Bingham McHale LLP
Muncie, IN  47305                           2700 Market Tower
Attn:  Michael C. Rechin,                   10 West Market Street
President and                               Indianapolis, Indiana  46204-2982
Chief Executive Officer                     Attn:  David R. Prechtel, Esq.
(765) 741-7283                              (317) 236-9907


If to Lincoln:                              With a copy to (which will not
                                            constitute notice):

905 Southfield Drive                        Bose McKinney & Evans LLP
Plainfield, Indiana 46168                   111 Monument Circle
Attn:  Jerry R. Engle                       Suite 2700
          Chairman of the Board,            Indianapolis, Indiana 46204
          President and Chief               Attn:  David A. Butcher
          Executive Officer                 (317) 684-5123
(317) 837-6903
or to such substituted address as any of them have given to the other in writing. Notwithstanding the foregoing, all notices required to be given pursuant to Sections 3.04(b) and 3.04(c) hereof shall be given in the time periods specified in such sections by either hand delivery or facsimile transmission to the specified parties.

     13.04 Headings. The headings in this Agreement have been inserted solely for the ease of reference and should not be considered in the interpretation or construction of this Agreement.

     13.05 Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein.

     13.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. In addition, this Agreement and the documents to be delivered hereunder may be executed by the parties hereto either manually or by facsimile signatures, each of which shall constitute an original signature.

     13.07 Governing Law. This Agreement is executed in and shall be construed in accordance with the laws of the State of Indiana, without regard to choice of law principles.

     13.08 Entire Agreement. This Agreement supersedes any other agreement, whether oral or written, between First Merchants and Lincoln relating to the matters contemplated hereby, and constitutes the entire agreement between the parties hereto.


     13.09 Expenses. First Merchants and Lincoln shall each pay their own expenses incidental to the transactions contemplated hereby. It is understood that the fees of Sandler O'Neill Partners, L.P., and the cost of the fairness opinion referenced in Section 9.06, shall be borne by Lincoln whether or not the Merger is consummated. This provision shall survive the Effective Date or the earlier termination of this Agreement.


     13.10 .Certain Definitions. For purposes of this Agreement, the term:

          "First Merchants' Management" shall mean any of Michael C. Rechin, Mark K. Hardwick and Michael J. Stewart.

          "Knowledge" as used with respect to Lincoln's Management or First Merchants' Management (including references to any such person knowing or being aware of a particular matter or any similar formulation) shall mean matters that are within the actual conscious knowledge of any such person after due inquiry.

          "Lincoln's Management" shall mean any of Jerry R. Engle, John Ditmars, John Baer and Jonathan D. Slaughter.

          "Subsidiary" means, with reference to any corporation, partnership, limited liability company, business trust, joint venture or other entity, ownership by such entity, directly or indirectly, of fifty percent (50%) or more of the voting equity of such entity, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, limited liability company, business trust, joint venture or other entity; and as used in this Agreement, may refer to a direct or indirect Subsidiary of either Lincoln or First Merchants as the context may require.


     13.11 Survival of Contents.  The provisions of Sections 7.08, 8.05,  10.02,
13.09 and this Section 13.11 shall survive beyond the termination of this Agreement. The provisions of Sections 7.11, 7.16, 7.17, 8.03, 8.06, 8.07, 8.08,
13.01, 13.09 and this Section 13.11 shall survive beyond the Effective Date.





                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, First Merchants and Lincoln have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed and attested by their duly authorized officers.

                                      FIRST MERCHANTS CORPORATION


                                      By: /S/ Michael C. Rechin
                                          --------------------------------------
                                          Michael C. Rechin, President
                                          and Chief Executive Officer


                                      LINCOLN BANCORP


                                      By: /s/ Jerry R. Engle
                                          --------------------------------------
                                          Jerry R. Engle, Chairman of the Board,
                                          President and Chief Executive Officer


     Lincoln Bank hereby joins in this Agreement of Reorganization and Merger as of the day and year first above written for the purpose of covenanting and agreeing to cause its duly authorized officer to execute and deliver the Agreement and Plan of Merger contemporaneously herewith.

                                      LINCOLN BANK


                                      By:/s/ Jerry R. Engle
                                         ---------------------------------------
                                         Jerry R. Engle, President
                                         and Chief Executive Officer


     First Merchants Bank of Central Indiana hereby joins in this Agreement of Reorganization and Merger as of the day and year first above written for the purpose of covenanting and agreeing to cause its duly authorized officer to execute and deliver the Agreement and Plan of Merger contemporaneously herewith.

                                      FIRST MERCHANTS BANK OF CENTRAL INDIANA


                                      By:/s/ Michael L. Baker
                                         ---------------------------------------
                                         Michael L. Baker, President
                                         and Chief Executive Officer

                                    EXHIBIT A


                          AGREEMENT AND PLAN OF MERGER
                                     Merging
                                  LINCOLN BANK,
                             an Indiana state bank,
                                  with and into
          FIRST MERCHANTS BANK OF CENTRAL INDIANA, NATIONAL ASSOCIATION
                         a national banking association


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement and Plan"), made and entered into as of the 2nd day of September, 2008, by and between FIRST
MERCHANTS BANK OF CENTRAL INDIANA, NATIONAL ASSOCIATION, a national bank ("FMBCI"), and LINCOLN BANK, an Indiana state bank (the "Bank") (FMBCI and the Bank are sometimes referred to collectively as the "Constituent Companies").

                                   WITNESSETH

     WHEREAS, the Constituent Companies desire to consummate the business combination transaction outlined in this Agreement and Plan pursuant to which the Bank will merge with and into FMBCI pursuant to the Bank Merger Act, 12 USC
Section 215a (collectively, the "Law");

     WHEREAS, this Agreement and Plan is being executed in connection with, and the consummation of this Agreement and Plan is expressly contingent upon the closing of, that certain Agreement of Reorganization and Merger (the "Merger Agreement") between First Merchants Corporation ("First Merchants") and Lincoln Bancorp ("Lincoln") dated September 2, 2008 (the "Holding Company Merger");

     WHEREAS, the Boards of Directors of both FMBCI and the Bank have approved the transactions contemplated by this Agreement;

     WHEREAS, First Merchants, as the sole shareholder of FMBCI, and Lincoln, as
the  sole   shareholder  of  the  Bank,  have  also  approved  the  transactions contemplated by this Agreement and Plan;

     NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements, covenants, conditions and grants contained in this Agreement and Plan, and in accordance with the provisions of the Law, the parties mutually covenant and agree as follows:

                                    ARTICLE I
                                   The Merger

     1.1. The Merger. At the Effective Time (as defined below), the Bank shall be merged with and into FMBCI in accordance with applicable provisions of the Law (the "Merger"). The separate existence and company organization of the Bank shall cease, and the company existence of FMBCI, including all its purposes, powers and objectives, shall continue unaffected and unimpaired by the Merger. FMBCI shall continue to be governed by the applicable laws of The National Bank Act and the regulations promulgated thereunder and shall succeed to all the rights, privileges, immunities, powers, duties and liabilities of the Bank as set forth in the Law.

     1.2. Further Assurances. If, after the Effective Time, FMBCI shall consider or be advised that any further deeds, assignments or assurances in the Law or any other things are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in FMBCI, its right, title or interest in, to or under any rights, properties or assets of the Bank, or (b) otherwise carry out the purposes of this Agreement and Plan, the Bank and its officers and directors shall be deemed to have granted to FMBCI an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in FMBCI and otherwise to carry out the purposes of this Agreement and Plan, and the officers and directors of FMBCI are authorized in the name of the Bank or otherwise to take any and all such action.

     1.3. Offices. Immediately following the Merger, FMBCI's principal office shall be located at 33 West 10th Street, Anderson, Indiana 46016 and the Bank's principal office at 905 Southfield Drive, Plainfield, Indiana 46168 shall become a branch office of FMBCI.

     1.4. Savings Accounts. By virtue of the Merger, savings accounts held at the Bank shall automatically, by operation of law, become savings accounts held at FMBCI.


                                   ARTICLE II
                   Articles of Incorporation, Code of Bylaws,
                         Board of Directors and Officers

     2.1. Name. The name of the surviving Indiana state bank shall be "First Merchants Bank of Central Indiana, National Association."

     2.2. Articles of Incorporation. The Articles of Association of FMBCI shall be the Articles of Association of the surviving national bank.

     2.3. Code of Bylaws. The Code of Bylaws of FMBCI (the "Code of Bylaws") shall be the Code of Bylaws of the surviving national bank.

     2.4. Officers and Directors. The Directors of FMBCI shall all remain directors of the surviving national bank and shall hold such offices from the Effective Time until their respective successors are duly elected and qualified in the manner provided in the Code of Bylaws. As required by the Merger Agreement, the Board of Directors of FMBCI will be expanded so that Directors of the Bank who so desire will be appointed to the Board of Directors of FMBCI for at least the remainder of the terms for which they have been elected. The officers of FMBCI shall all remain officers of the surviving national bank and shall hold such offices from the Effective Time until their respective successors are duly elected and qualified in the manner provided in the Code of Bylaws.


                                   ARTICLE III
                  Capital Stock of the Surviving National Bank

     3.1 Shares of the Bank. At the Effective Time, by virtue of the Merger and without any further action on the part of FMBCI or the Bank, all one thousand (1,000) issued and outstanding shares of the common capital stock of the Bank, whose separate existence shall cease, shall automatically and by operation of law be canceled, void and of no further effect.

     3.2 Shares of FMBCI. At the Effective Time, by virtue of the Merger and without any further action on the part of FMBCI or the Bank, all 114,000 issued and outstanding shares of the common capital stock of FMBCI, shall represent all of the issued and outstanding shares of the common capital stock of the surviving national bank.


                                   ARTICLE IV
                           No Dissenting Shareholders

     First Merchants, as the sole shareholder of FMBCI, and Lincoln, as the sole shareholder of the Bank, have approved and consented to this Merger.


                                    ARTICLE V
                               General Provisions

     5.1. Condition Precedent to Closing. The following conditions must be satisfied prior to the closing of the Merger:

          (a) appropriate approvals must be obtained from or notices filed with the Office of the Comptroller of the Currency, the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation; and

          (b) the merger of First Merchants and Lincoln contemplated by the Merger Agreement must occur.

     5.2. Effective Time. The Merger shall become effective immediately following the Holding Company Merger, or such later time as designated by First Merchants and otherwise approved by the Office of the Comptroller of the Currency (the "Effective Time").

     5.3. Manner of Termination. This Agreement and Plan and the transactions contemplated hereby may be terminated at any time prior to the Effective Time:

          (a) by the mutual consent of FMBCI and the Bank; or

          (b) automatically and without further action by either FMBCI or the Bank if the Merger Agreement is terminated for any reason.

     5.4. Effect of Termination. Upon termination as provided in Section 5.3, this Agreement and Plan shall be void and of no further force or effect, and there shall be no obligation on the part of FMBCI or the Bank or their respective officers, directors, employees, agents, or shareholders, except for payment of their respective expenses.






           [The remainder of this page was intentionally left blank.]

     IN WITNESS WHEREOF, the parties have executed this Agreement and Plan by their respective officers duly authorized as of the date and year first above written.


"FMBCI"                          FIRST MERCHANTS BANK OF CENTRAL
                                 INDIANA, NATIONAL ASSOCIATION,
                                 a national bank,

                                 By: ___________________________________________

                                 Printed: ______________________________________

                                 Its: __________________________________________

ATTEST:_________________________
         Secretary/Cashier


"BANK"                           LINCOLN BANK,
                                 an Indiana state bank,

                                 By: ___________________________________________

                                 Printed: ______________________________________

                                 Its: __________________________________________


ATTEST:_________________________
         Secretary/Cashier

                                  EXHIBIT B-1



                              Employment Agreement

     This Employment Agreement ("Agreement") is made and entered into this 31st day of December, 2008, by and between JERRY R. ENGLE ("Employee") and FIRST MERCHANTS BANK OF CENTRAL INDIANA, NATIONAL ASSOCIATION ("Employer"), a national banking association.

1.   Employment.

     Employer hereby employs Employee and Employee hereby accepts employment upon the terms and conditions set forth in this Agreement.

2.   Term of Agreement.

     Subject to the provisions for termination hereinafter provided, the "Term" of this Agreement shall commence on December 31, 2008, and continue for a term of twenty-four (24) months.

3.   Duties.

     During the Term of this Agreement, Employee shall be the Indianapolis Regional President and shall perform all duties related and necessary to that position; provided, however, that such duties shall be regularly performed in or from an office of the Employer in the greater Indianapolis area, as directed by Employer. Employee agrees to abide by all by-laws, policies, practices, procedures, and rules of Employer.

     Employee shall devote all of his professional time, efforts, skill and ability to the business of Employer, and shall not, during the Term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless Employee has obtained the prior written approval of Employer; but this shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made. Further, this Paragraph 3 shall not prevent Employee from participating in charitable or other not-for-profit activities as long as such activities do not materially interfere with Employee's work for Employer.

4.   Business Opportunities.

     Employee will take no action that deprives Employer of any business opportunities within the scope of Employee's existing duties and, should Employee be offered or become aware of any such opportunities, Employee shall advise Employer in writing, and Employer shall have the right of first refusal before Employee pursues such opportunity.

5.   Compensation and Benefits.

     Employer shall compensate Employee for services performed during the Term of this Agreement as follows:

     A. Annual Salary. Employer shall pay Employee a total Annual Salary of Two Hundred Ninety-Seven Thousand and 00/100 Dollars ($297,000.00) (minus all applicable deductions and withholdings, including federal, state, and local taxes, and FICA), payable in accordance with Employer's normal payroll policies. At least annually, if not more often, Employer shall review and may increase Employee's Annual Salary as Employer determines to be reasonable and appropriate.

     B. Employee's Bonus. In addition to his Annual Salary, Employee may be paid an Employee Bonus in the sole discretion of Employer.

     C. Automobile Allowance. Employer shall pay Employee Eight Hundred and 00/100 Dollars ($800.00) per month, less applicable withholdings to compensate him for the business use of his automobile. Employee's automobile shall otherwise be owned, maintained and insured by Employee at his sole expense.

     D. Other Benefits. Employee shall be entitled to all other benefits otherwise provided to full-time employees of Employer and in accordance with Employer's policies. The terms and conditions on which Employer shall provide benefits to Employee are the same as it provides such benefits to its other management employees holding positions similar to that of Employee. Employee understands and agrees that all benefits are subject to change from time to time at the sole discretion of Employer.

     E. Stock Options / Restricted Shares. Pursuant to the Merger Agreement, as defined in Paragraph 19, Employee is to be provided with 6,400 restricted shares or 24,000 stock options or a combination of both. Employer will take all steps necessary to confirm that such forms of deferred compensation are promptly awarded to Employee after the execution of this Agreement based upon terms and conditions substantially similar to those included with awards made to other management employees holding positions similar to that of Employee with Employer or any affiliate of First Merchants Corporation.

6.   Expense Reimbursement.

     Employer shall reimburse Employee for all reasonable out-of-pocket expenses that are incurred by Employee in providing services to Employer hereunder, so long as Employee provides Employer with reasonable documentation necessary to support such expenses. All expense reimbursement shall be paid to Employee consistent with Employer's expense reimbursement policy, in effect from time to time.

7.   Confidential Information and Return of Property.

     Employee acknowledges that in the course of his employment with Employer, he will occupy a position of trust and confidence and will have access to and may develop Confidential Information of actual or potential value to, or otherwise useful to, Employer. "Confidential Information" means information that the Employer owns or possesses, that it uses or is potentially useful in its business, that it treats as proprietary, private or confidential, and that is not generally known to the public, including, but not limited to, trade secrets (as defined by the Indiana Trade Secrets Act, Ind. Code sec. 24-2-3-1, et. seq.), information relating to the Employer's business plans, financial condition, operating and other costs, sales, pricing, marketing, ideas, research records, plans for service improvements and development, lists of actual or potential customers, actual and potential customer usage and requirements, customer records, trade secrets, and any other information which derives independent economic value, either actual or potential. Information supplied to Employee from outside sources will also be presumed to be Confidential Information unless and until Employer designates it otherwise.

     Employee agrees to use Confidential Information solely in the course of his duties as an employee of Employer and in furtherance of Employer's business. Employee hereby further agrees that the above-referenced information will be kept confidential at all times during the Term of this Agreement and thereafter, that he will not disclose or communicate to any third party any of the Confidential Information and will not make use of the Confidential Information on his own behalf or on the behalf of a third party.

     Employee agrees that all Confidential Information is and shall remain the exclusive property of Employer. Employee agrees to return to Employer on or before Employee's termination of employment with Employer all Employer property, information and documents, including and without limitation, all reports, files, memoranda, records, software, hardware, credit cards, keys, computer access codes or disks, instruction or operational manuals, handbooks or manuals, written financial information, business plans or other physical and personal property which Employee received or prepared or helped prepare in connection with his employment with Employer; and Employee agrees that he will not retain any copies, duplicates, reproductions or excerpts thereof.

     This Paragraph 7 shall survive the termination of this Agreement.

8.   Non-Solicitation.

     A.   Customers.  Employee  shall not,  at any time during the Term or for a period of one (1) year thereafter, directly or indirectly, on Employee's own behalf or for any other person, firm, corporation or other business entity: (1) solicit, seek to obtain, divert or otherwise attempt to take away any of the banking or bank-related service business of any of Employer's customers; (2) provide services to or accept the business of any of Employer's customers for the banking or bank-related service business offered by Employer; or (3) request or advise any of Employer's customers to terminate, reduce, limit or otherwise change their banking or bank-related service business relationship with Employer. For purposes of this Section 8.A., "Employer's customers" shall mean those persons, firms, corporations and other business entities who are customers of Employer at the time of Employee's termination of employment with Employer or who were customers of Employer at any time during the two year period immediately preceding the termination of Employee's employment with Employer, whether or not Employee had direct contact with such customers on behalf of Employer.

     B. Employees. Employee shall not, at any time during the Term or for a period of one (1) year thereafter, directly or indirectly, on Employee's own behalf or for any other person, firm, corporation or other business entity, solicit, induce, request, advise, or otherwise attempt to take away or to influence any of Employer's employees to terminate his or her employment with Employer.

     C. Exceptions. If Employer terminates this Agreement without Cause, as set forth in Paragraph 10(D), or Employee terminates the Agreement for Good Reason, as provided in Paragraph 10(C), the foregoing Customers and Employees provisions of this Paragraph 8 shall only apply for the shorter of: (i) one (1) year following termination of this Agreement or (ii) the remaining portion of the Term (prior to termination) for which Employee is provided the lump sum payment under Paragraph 10D or 10(C). If the Agreement is not terminated, but rather expires as provided in Paragraph 2 at the conclusion of the twenty-four (24) month period, the foregoing Customers and Employees provisions of this Paragraph 8 shall expire contemporaneously therewith.

9.   Breach of Agreement.

     A. Employee acknowledges that any breach of Paragraphs 7 or 8 of this Agreement, by Employee may cause irreparable damage to Employer and that the legal remedies available to Employer will be inadequate. Therefore, in the event of any threatened or actual breach of Paragraphs 7 or 8 of this Agreement by Employee, Employee agrees that Employer shall be entitled to specific enforcement of this Agreement through injunctive or other equitable relief in addition to legal remedies, without the need for posting bond. If Employee is found, by a court of competent jurisdiction, to have breached any of the terms of Paragraphs 7 or 8 of this Agreement, Employee agrees to pay Employer reasonable attorney's fees and costs incurred in seeking relief from Employee's breach of Paragraphs 7 or 8 of this Agreement. If a court of competent jurisdiction declines to find a breach by Employee of Paragraphs 7 or 8 has occurred, Employer agrees to pay Employee reasonable attorney's fees and costs Employee incurred in responding to Employer's request for relief.

          Employee and Employer hereby submit to the jurisdiction and venue of the Delaware County, Indiana Courts and the United States District Court for the Southern District of Indiana, as applicable, in any cause of action to enforce the terms and conditions of Paragraphs 7 or 8 of this Agreement.

     B. Employee and Employer hereby agree that any claim, controversy, or dispute arising out of or relating to this Agreement or the breach thereof, except those identified in Paragraph 9(A) of this Agreement, shall be settled by binding arbitration in Delaware County, Indiana. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association, then in effect. Each party shall bear their own attorney's fees and costs in such proceeding. Arbitration shall be the sole and exclusive method of resolving such claims, controversies, or disputes under this Agreement.

     C.   This Paragraph 9 shall survive the termination of this Agreement.

10.  Termination.

     A. Termination Due to Death. In the event of Employee's death, this Agreement shall terminate as of the date of Employee's death. If this Agreement is terminated because of Employee's death, Employee's benefits shall be determined in accordance with the survivor's benefits, insurance, and other applicable programs of Employer, then in effect. Upon Employee's death, Employer's obligations to compensate Employee under Paragraph 5 of this Agreement shall immediately expire; provided, however, that within forty-five (45) business days of Employee's death, Employer shall pay to Employee's estate that portion of his Annual Salary and Bonus as provided in Paragraphs 5(A) and 5(B) of this Agreement that shall have been earned through the date of
          Employee's death, but not yet paid. Except as otherwise set forth herein or as otherwise required by applicable law, following the termination date established pursuant to this Paragraph 10(A), Employer and Employee (including Employee's heirs, executors, administrators, and personal representatives) shall have no further obligations to each other under this Agreement.

     B. Termination Due to Disability. In the event Employee suffers a Disability, as defined herein, during the Term of Employment and is, therefore, unable to perform the duties required by the Agreement for more than ninety (90) calendar days during any consecutive twelve (12) month period, Employer shall have the right to terminate this Agreement and Employee's employment. Employer shall deliver written notice to Employee of Employer's intent to terminate this Agreement pursuant to this Paragraph 10(B) and specifying in such notice a termination date not less than thirty (30) days after the giving of the notice ("Disability Notice Period"). This Agreement and Employee's employment shall terminate at the close of business on the last day of the Disability Notice Period.

          If this Agreement is terminated because of Employee's Disability, Employee shall be entitled to receive any applicable disability insurance benefits as allowed under Paragraph 5 (D) of this Agreement. Upon termination of this Agreement pursuant to this Paragraph 10(B), Employer's obligations to compensate Employee under Paragraph 5 of this Agreement shall immediately expire; provided, however, that within forty-five (45) business days after the termination of this Agreement, Employer shall pay to Employee that portion of his Annual Salary and Bonus as provided in Paragraphs 5(A) and 5(B) of this Agreement that shall have been earned through the termination date, but not yet paid. Except as otherwise set forth herein or as otherwise required by applicable law, following the termination date established pursuant to this Paragraph 10(B), Employer and Employee shall have no further obligations to each other under this Agreement.

          For purposes of this Agreement only, the term "Disability" shall mean, the inability of Employee, because of injury, illness, disease, or bodily or mental infirmity, to engage in the performance of substantially all of the duties required by this Agreement with or without a reasonable accommodation. Employer shall reasonably and fairly determine such Disability upon receipt of, and in reliance on, medical advice from a licensed physician or physicians qualified to give professional medical advice.

     C. Termination by Employee. Employee may terminate this Agreement at any time, with or without Good Reason, by providing Employer written notice of his intent to terminate this Agreement pursuant to this Paragraph 10(C) and specifying in such notice a termination date not less than thirty (30) days after the giving of the notice ("Employee's Notice Period"). This Agreement and Employee's employment shall terminate at the close of business on the last day of Employee's Notice Period.

          For purposes of this Paragraph 10(C), "Good Reason" shall be defined as: (i) any action by Employer to remove Employee as Indianapolis Regional President of Employer, except for promotions, if any, and except where Employer properly acts to remove Employee for Cause as defined in Paragraph 10(D) below, (ii) any action by Employer to materially limit, increase or modify Employee's duties and/or authority as Indianapolis Regional President of Employer or to otherwise change the regular work location of Employee outside of the greater Indianapolis area, (iii) any failure of Employer to obtain the assumption of the obligation to perform this Agreement by any successor of Employer, or (iv) any material breach by Employer of a term, condition or covenant of this Agreement.

          If Employee terminates this Agreement pursuant to this Paragraph 10(C), Employee shall immediately upon the termination of this Agreement forfeit all rights and benefits to which he would otherwise have been entitled under this Agreement; provided, however, that within fifteen (15) business days after the termination of this Agreement pursuant to this Paragraph 10(C),

          1. If termination by Employee is without Good Reason, Employer shall pay to Employee that portion of his Annual Salary as provided in Paragraph 5(A) of this Agreement that shall have been earned through the termination date, but not yet paid; or

          2. If termination by Employee is with Good Reason, Employer shall pay to Employee a lump sum payment equal to remaining portion of Employee's Annual Salary as provided in Paragraph 5(A) for the Term then in effect, plus that portion of Employee's Bonus as provided in Paragraph 5(B) of this Agreement that shall have been earned through the termination date, but not yet paid.

               Except as otherwise set forth herein or as otherwise required by applicable law, following the termination date established pursuant to this Paragraph 10(C), Employer and Employee shall have no further obligations to each other under this Agreement.

     D. Termination by Employer Without Cause. At any time during the Term of Employment, Employer may terminate this Agreement (and, thus, terminate Employee's Employment) for any reason by providing Employee written notice of its intent to terminate this Agreement pursuant to this Paragraph 10(D) and specifying in such notice a termination date not less than thirty (30) days after the giving of the notice ("Employer's Notice Period"). This Agreement and Employee's employment shall terminate at the close of business on the last day of Employer's Notice Period.

          If this Agreement is terminated pursuant to this Paragraph 10(D), Employee shall immediately upon the termination of this Agreement forfeit all rights and benefits to which he would otherwise have been entitled under this Agreement; provided, however, that within fifteen
          (15) business days after the termination of this Agreement pursuant to this Paragraph 10(D), Employer shall pay to Employee a lump sum payment equal to remaining portion of Employee's Annual Salary as provided in Paragraph 5(A) for the Term then in effect, plus that portion of Employee's Bonus as provided in Paragraph 5(B) of this Agreement that shall have been earned through the termination date, but not yet paid. Except as otherwise set forth herein or as otherwise required by applicable law, following the termination date established pursuant to this Paragraph 10(D), Employer and Employee shall have no further obligations to each other under this Agreement.

     E. Termination by Employer With Cause. At any time during the Term of Employment, Employer may terminate this Agreement and Employee's Employment for "Cause." The term "Cause" as used herein shall mean a reasonable determination by Employer that Employee:

          1. Engaged in willful and continued failure to perform substantially Employee's duties with Employer if such failure continues for a period of thirty (30) days after Employer delivers to Employee written demand for substantial performance, specifically identifying the manner in which Employee has not substantially performed his duties;

          2.   Engaged  in  unauthorized  conduct  and  behavior  that  has  the likelihood of exposing Employer to material liability or otherwise significantly jeopardizing Employer's business interests;

          3. Has been convicted of any crime constituting a felony or involving moral turpitude or controlled substance;

          4.   Materially breached any term or condition of this Agreement; or

          5.   As otherwise defined in this Agreement.

               Upon the occurrence of any of the foregoing, Employer may provide Employee written notice of its intent to terminate this Agreement pursuant to this Paragraph 10(E) and this Agreement and Employee's employment shall terminate at the close of business on the date on which Employer provides such notice.

               If this Agreement is terminated pursuant to this Paragraph 10(E), Employee shall immediately upon the termination of this Agreement forfeit all rights and benefits to which he would otherwise have been entitled under this Agreement; provided, however, that Employer shall pay to Employee in accordance with Employer's normal payroll practices, that portion of Employee's Annual Salary as provided in Paragraph 5(A) of this Agreement that shall have been earned through the termination date. Except as otherwise set forth herein or as otherwise required by applicable law, following the termination date established pursuant to this Paragraph 10(E), Employer and Employee shall have no further obligations to each other under this Agreement.

     F. Exception to Loss of Rights and Benefits. Notwithstanding any contrary provisions contained herein, termination of this Agreement for any reason shall not otherwise terminate the rights and benefits held by Employee under any separate written agreement between Employee and Employer or any affiliate of First Merchants Corporation, including, but not limited to, Employee's rights and benefits under any change in control agreement, stock options, restricted share awards, other deferred compensation agreements, and the Merger Agreement, as defined in Paragraph 19.

11.  Indemnification of Employee.

     Employer shall indemnify Employee to the fullest extent permitted by Employer's articles of incorporation, by-laws and applicable federal or state laws for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and attorneys' fees) incurred or paid by Employee in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by Employee or services for, or the acting by Employee as a director, officer or employee of, Employer, any subsidiary of Employer or any other person or enterprise at Employer's request. Expenses, including but not limited to attorneys' fees and disbursements, incurred in defending any action, suit, investigation or proceeding, for which Employee may be entitled to indemnification under this Paragraph 11 upon final disposition of such action, shall be paid by Employer in advance of the final disposition, to the maximum extent permitted by applicable laws and regulations; provided, however, that prior to making any such payments Employer shall receive an undertaking by or on behalf of Employee to repay such amounts if it shall ultimately be determined that he is not entitled to indemnification.

12.  Suspension.

     If Employee is suspended and/or temporarily prohibited from participating in the conduct of Employer's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and (g)(1)), Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer shall (i) pay Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.


13.  Removal or Prohibition.

     If Employee is removed and/or permanently prohibited from participating in the conduct of Employer's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C.Section 1818(e)(4) or (g)(1)), all obligations of Employer under this Agreement shall terminate as of the effective date of the order and shall be considered a termination of Employee by Employer for "Cause" pursuant to Paragraph 10(E) of this Agreement.

14.  Default of Employer.

     If Employer  is in default  (as  defined in section  3(x)(1) of the Federal
     Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, and shall be considered a termination of Employee by Employer for "Cause" pursuant to Paragraph 10(E) of this Agreement.

15.  Termination by Regulatory Action.

     All obligations under this Agreement may be terminated except to the extent determined that the continuation of the Agreement is necessary for the continued operation of Employer: (i) by the Office of the Comptroller of the Currency (the "Controller"), at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of Employer under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Controller at the time the Controller approves a supervisory merger to resolve problems related to operation of Employer or when Employer is determined to be in an unsafe and unsound condition.

16.  Conflict with Regulations.

     If any of the  provisions in this  Agreement  shall conflict with 12 C.F.R.
     Section 30, Appendix A, or the Controller policies adopted thereunder (as the same may be amended from time to time) the requirements of such regulation shall supersede any contrary provisions herein and shall prevail.

17.  Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Employer, and unless clearly inapplicable, all references herein to Employer shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder are personal in nature and may not be delegated without the prior written approval of Employer.

18.  Choice of Law.

     This Agreement shall be interpreted, construed, and governed by the laws of the State of Indiana, regardless of the place of execution or performance.

19.  Entire Agreement

     This Agreement contains the entire agreement of the parties and replaces and supersedes all employment agreements between Employee and Lincoln Bancorp or Lincoln Bank, including, but not limited to that certain Amended and Restated Employment Agreement between Lincoln Bank and Employee dated October 1, 2007 and effective as of January 1, 2005 (the "Lincoln Agreements"). Notwithstanding the foregoing, the obligation to make the lump sum payment upon Change in Control, as provided in the Lincoln Agreements and reaffirmed in the Agreement of Reorganization and Merger Between First Merchants Corporation and Lincoln Bancorp entered into this same date (the "Merger Agreement"), shall not be superseded or replaced, but shall continue to be in full force and effect.

     This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     This Agreement may be executed in multiple counterparts, each of which (or a facsimile thereof) shall be deemed an original, but all of which shall be considered a single instrument.

20.  Severability.

     If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions shall remain in full force and effect.

21.  Notice.

     Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if (i) delivered by hand to the other party; (ii) sent by facsimile communication with appropriate confirmation of delivery; (iii) sent by registered or certified United States Mail, return receipt requested, with all postage prepaid; or
     (iv) sent by recognized commercial express courier services, with all delivery charges prepaid; and addressed as follows:

                  If to Employer:
                  First Merchants Bank of Central Indiana, National Association
                  _________________________
                  _________________________
                  _________________________
                  _________________________

                  If to Employee:
                  Jerry R. Engle
                  345 South Oakwood Drive
                  Greenwood, Indiana 46142

     or to such other address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

22.  Successor.

     Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer, by agreement in form and substance satisfactory to Employee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be a material intentional breach of this Agreement and shall entitle Employee to terminate this Agreement with Good Reason pursuant to Paragraph 10(C) herein. Any successor assuming this Agreement shall be subject to the obligations of this Paragraph 22, similar to Employer.

23.  Acknowledgement.

     Employee represents and acknowledges that Employee has had adequate time to review this Agreement, Employee has had the opportunity to ask questions and receive answers from Employer regarding this Agreement, and Employee has had the opportunity to consult with legal advisors of his choice concerning the terms and conditions of this Agreement.

     This Agreement is intended to supersede and replace all prior agreements, understandings and arrangements between or among Employer, or any agent thereof, and the Employee, or any agent thereof, relating to the employment of Employee.



        [THIS SPACE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE TO FOLLOW].

     IN WITNESS WHEREOF, the parties hereto have voluntarily executed this Agreement as of the day and year first above written.

"EMPLOYER"                                    "EMPLOYEE"
FIRST MERCHANTS BANK OF                       JERRY R. ENGLE
   CENTRAL INDIANA,
   NATIONAL ASSOCIATION


By:___________________________________        __________________________________
                                                Jerry R. Engle
 _____________________________________
(Printed)




The undersigned, First Merchants Corporation, sole shareholder of Employer, agrees that if it shall be determined for any reason that any obligation on the part of Employer to continue to make any payments due under this Agreement to Employee is unenforceable for any reason, First Merchants Corporation agrees to honor the terms of this Agreement and continue to make any such payments due hereunder to Employee pursuant to the terms of this Agreement.

As otherwise provided in the Agreement of Reorganization and Merger Between First Merchants Corporation and Lincoln Bancorp, entered into this same date, First Merchants shall nominate and/or appoint Employee to serve as a member of First Merchant Corporation's Board of Directors, and, as a director of First Merchants Corporation, Employee shall be entitled to the same benefits and compensation for services as provided to other employee-directors of First Merchants Corporation.

                                        FIRST MERCHANTS CORPORATION




                                        _____________________________________
                                        Michael C. Rechin, President and
                                        Chief Executive Officer

                                   EXHIBIT B-2

                          Ditmars Employment Agreement


     This Employment Agreement ("Agreement") is made and entered into this 31st day of December, 2008, by and between JOHN B. DITMARS ("Employee") and FIRST MERCHANTS BANK OF CENTRAL INDIANA, NATIONAL ASSOCIATION ("Employer"), a national banking association.

1.   Employment.

     Employer hereby employs Employee and Employee hereby accepts employment upon the terms and conditions set forth in this Agreement.

2.   Term of Agreement.

     Subject to the provisions for termination hereinafter provided, the "Term" of this Agreement shall commence on December 31, 2008, and continue for a term of twenty-four (24) months.

3.   Duties.

     During the Term of this Agreement, Employee shall be a Senior Vice President and shall perform all duties related and necessary to that position; provided, however, that such duties shall be regularly performed in or from an office of the Employer in the greater Indianapolis area, as directed by Employer. Employee agrees to abide by all by-laws, policies, practices, procedures, and rules of Employer.

     Employee shall devote all of his professional time, efforts, skill and ability to the business of Employer, and shall not, during the Term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless Employee has obtained the prior written approval of Employer; but this shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made. Further, this Paragraph 3 shall not prevent Employee from participating in charitable or other not-for-profit activities as long as such activities do not materially interfere with Employee's work for Employer.

4.   Business Opportunities.

     Employee will take no action that deprives Employer of any business opportunities within the scope of Employee's existing duties and, should Employee be offered or become aware of any such opportunities, Employee shall advise Employer in writing, and Employer shall have the right of first refusal before Employee pursues such opportunity.

5.   Compensation and Benefits.

     Employer shall compensate Employee for services performed during the Term of this Agreement as follows:

     A. Annual Salary. Employer shall pay Employee a total Annual Salary of One Hundred Eighty-Eight Thousand and 00/100 Dollars ($188,000.00) (minus all applicable deductions and withholdings, including federal, state, and local taxes, and FICA), payable in accordance with Employer's normal payroll policies. At least annually, if not more often, Employer shall review and may increase Employee's Annual Salary as Employer determines to be reasonable and appropriate.

     B. Employee's Bonus. In addition to his Annual Salary, Employee may be paid an Employee Bonus in the sole discretion of Employer.

     C. Automobile Allowance. Employer shall pay Employee Four Hundred and 00/100 Dollars ($400.00) per month, less applicable withholdings to compensate him for the business use of his automobile. Employee's automobile shall otherwise be owned, maintained and insured by Employee at his sole expense.

     D. Other Benefits. Employee shall be entitled to all other benefits otherwise provided to full-time employees of Employer and in accordance with Employer's policies. The terms and conditions on which Employer shall provide benefits to Employee are the same as it provides such benefits to its other management employees holding positions similar to that of Employee. Employee understands and agrees that all benefits are subject to change from time to time at the sole discretion of Employer.

     E. Stock Options / Restricted Shares. Pursuant to the Merger Agreement, as defined in Paragraph 19, Employee is to be provided with 6,400 restricted shares or 24,000 stock options or a combination of both. Employer will take all steps necessary to confirm that such forms of deferred compensation are promptly awarded to Employee after the execution of this Agreement based upon terms and conditions substantially similar to those included with awards made to other management employees holding positions similar to that of Employee with Employer or any affiliate of First Merchants Corporation.

6.   Expense Reimbursement.

     Employer shall reimburse Employee for all reasonable out-of-pocket expenses that are incurred by Employee in providing services to Employer hereunder, so long as Employee provides Employer with reasonable documentation necessary to support such expenses. All expense reimbursement shall be paid to Employee consistent with Employer's expense reimbursement policy, in effect from time to time.

7.   Confidential Information and Return of Property.

     Employee acknowledges that in the course of his employment with Employer, he will occupy a position of trust and confidence and will have access to and may develop Confidential Information of actual or potential value to, or otherwise useful to, Employer. "Confidential Information" means information that the Employer owns or possesses, that it uses or is potentially useful in its business, that it treats as proprietary, private or confidential, and that is not generally known to the public, including, but not limited to, trade secrets (as defined by the Indiana Trade Secrets Act, Ind. Code sec. 24-2-3-1, et. seq.), information relating to the Employer's business plans, financial condition, operating and other costs, sales, pricing, marketing, ideas, research records, plans for service improvements and development, lists of actual or potential customers, actual and potential customer usage and requirements, customer records, trade secrets, and any other information which derives independent economic value, either actual or potential. Information supplied to Employee from outside sources will also be presumed to be Confidential Information unless and until Employer designates it otherwise.

     Employee agrees to use Confidential Information solely in the course of his duties as an employee of Employer and in furtherance of Employer's business. Employee hereby further agrees that the above-referenced information will be kept confidential at all times during the Term of this Agreement and thereafter, that he will not disclose or communicate to any third party any of the Confidential Information and will not make use of the Confidential Information on his own behalf or on the behalf of a third party.

     Employee agrees that all Confidential Information is and shall remain the exclusive property of Employer. Employee agrees to return to Employer on or before Employee's termination of employment with Employer all Employer property, information and documents, including and without limitation, all reports, files, memoranda, records, software, hardware, credit cards, keys, computer access codes or disks, instruction or operational manuals, handbooks or manuals, written financial information, business plans or other physical and personal property which Employee received or prepared or helped prepare in connection with his employment with Employer; and Employee agrees that he will not retain any copies, duplicates, reproductions or excerpts thereof.

     This Paragraph 7 shall survive the termination of this Agreement.

8.   Non-Solicitation.

     A.   Customers.  Employee  shall not,  at any time during the Term or for a period of one (1) year thereafter, directly or indirectly, on Employee's own behalf or for any other person, firm, corporation or other business entity: (1) solicit, seek to obtain, divert or otherwise attempt to take away any of the banking or bank-related service business of any of Employer's customers; (2) provide services to or accept the business of any of Employer's customers for the banking or bank-related service business offered by Employer; or (3) request or advise any of Employer's customers to terminate, reduce, limit or otherwise change their banking or bank-related service business relationship with Employer. For purposes of this Section 8.A., "Employer's customers" shall mean those persons, firms, corporations and other business entities who are customers of Employer at the time of Employee's termination of employment with Employer or who were customers of Employer at any time during the two year period immediately preceding the termination of Employee's employment with Employer, whether or not Employee had direct contact with such customers on behalf of Employer.

     B. Employees. Employee shall not, at any time during the Term or for a period of one (1) year thereafter, directly or indirectly, on Employee's own behalf or for any other person, firm, corporation or other business entity, solicit, induce, request, advise, or otherwise attempt to take away or to influence any of Employer's employees to terminate his or her employment with Employer.

     C. Exceptions. If: (a) Employer terminates this Agreement without Cause, as set forth in Paragraph 10(D); or (b) Employee terminates the Agreement for Good Reason, as provided in Paragraph 10(C), the foregoing Customers and Employees provisions of this Paragraph 8 shall only apply for the shorter of: (i) one (1) year following termination of this Agreement or (ii) the remaining portion of the Term (prior to termination) for which Employee is provided the lump sum payment under Paragraph 10D or 10(C). If the Agreement is not terminated, but rather expires as provided in Paragraph 2 at the conclusion of the twenty-four (24) month period, the foregoing Customers and Employees provisions of this Paragraph 8 shall expire contemporaneously therewith.

9.   Breach of Agreement.

     A. Employee acknowledges that any breach of Paragraphs 7 or 8 of this Agreement, by Employee may cause irreparable damage to Employer and that the legal remedies available to Employer will be inadequate. Therefore, in the event of any threatened or actual breach of Paragraphs 7 or 8 of this Agreement by Employee, Employee agrees that Employer shall be entitled to specific enforcement of this Agreement through injunctive or other equitable relief in addition to legal remedies, without the need for posting bond. If Employee is found, by a court of competent jurisdiction, to have breached any of the terms of Paragraphs 7 or 8 of this Agreement, Employee agrees to pay Employer reasonable attorney's fees and costs incurred in seeking relief from Employee's breach of Paragraphs 7 or 8 of this Agreement. If a court of competent jurisdiction declines to find a breach by Employee of Paragraphs 7 or 8 has occurred, Employer agrees to pay Employee reasonable attorney's fees and costs Employee incurred in responding to Employer's request for relief.

          Employee and Employer hereby submit to the jurisdiction and venue of the Delaware County, Indiana Courts and the United States District Court for the Southern District of Indiana, as applicable, in any cause of action to enforce the terms and conditions of Paragraphs 7 or 8 of this Agreement.

     B. Employee and Employer hereby agree that any claim, controversy, or dispute arising out of or relating to this Agreement or the breach thereof, except those identified in Paragraph 9(A) of this Agreement, shall be settled by binding arbitration in Delaware County, Indiana. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association, then in effect. Each party shall bear their own attorney's fees and costs in such proceeding. Arbitration shall be the sole and exclusive method of resolving such claims, controversies, or disputes under this Agreement.

     C.   This Paragraph 9 shall survive the termination of this Agreement.

10.  Termination.

     A. Termination Due to Death. In the event of Employee's death, this Agreement shall terminate as of the date of Employee's death. If this Agreement is terminated because of Employee's death, Employee's benefits shall be determined in accordance with the survivor's benefits, insurance, and other applicable programs of Employer, then in effect. Upon Employee's death, Employer's obligations to compensate Employee under Paragraph 5 of this Agreement shall immediately expire; provided, however, that within forty-five (45) business days of Employee's death, Employer shall pay to Employee's estate that portion of his Annual Salary and Bonus as provided in Paragraphs 5(A) and 5(B) of this Agreement that shall have been earned through the date of
          Employee's death, but not yet paid. Except as otherwise set forth herein or as otherwise required by applicable law, following the termination date established pursuant to this Paragraph 10(A), Employer and Employee (including Employee's heirs, executors, administrators, and personal representatives) shall have no further obligations to each other under this Agreement.

     B. Termination Due to Disability. In the event Employee suffers a Disability, as defined herein, during the Term of Employment and is, therefore, unable to perform the duties required by the Agreement for more than ninety (90) calendar days during any consecutive twelve (12) month period, Employer shall have the right to terminate this Agreement and Employee's employment. Employer shall deliver written notice to Employee of Employer's intent to terminate this Agreement pursuant to this Paragraph 10(B) and specifying in such notice a termination date not less than thirty (30) days after the giving of the notice ("Disability Notice Period"). This Agreement and Employee's employment shall terminate at the close of business on the last day of the Disability Notice Period.

          If this Agreement is terminated because of Employee's Disability, Employee shall be entitled to receive any applicable disability insurance benefits as allowed under Paragraph 5 (D) of this Agreement. Upon termination of this Agreement pursuant to this Paragraph 10(B), Employer's obligations to compensate Employee under Paragraph 5 of this Agreement shall immediately expire; provided, however, that within forty-five (45) business days after the termination of this Agreement, Employer shall pay to Employee that portion of his Annual Salary and Bonus as provided in Paragraphs 5(A) and 5(B) of this Agreement that shall have been earned through the termination date, but not yet paid. Except as otherwise set forth herein or as otherwise required by applicable law, following the termination date established pursuant to this Paragraph 10(B), Employer and Employee shall have no further obligations to each other under this Agreement.

          For purposes of this Agreement only, the term "Disability" shall mean, the inability of Employee, because of injury, illness, disease, or bodily or mental infirmity, to engage in the performance of substantially all of the duties required by this Agreement with or without a reasonable accommodation. Employer shall reasonably and fairly determine such Disability upon receipt of, and in reliance on, medical advice from a licensed physician or physicians qualified to give professional medical advice.

     C. Termination by Employee. Employee may terminate this Agreement at any time, with or without Good Reason, by providing Employer written notice of his intent to terminate this Agreement pursuant to this Paragraph 10(C) and specifying in such notice a termination date not less than thirty (30) days after the giving of the notice ("Employee's Notice Period"). This Agreement and Employee's employment shall terminate at the close of business on the last day of Employee's Notice Period.

          For purposes of this Paragraph 10(C), "Good Reason" shall be defined as: (i) any action by Employer to remove Employee as Senior Vice President of Employer, except for promotions, if any, and except where Employer properly acts to remove Employee for Cause as defined in Paragraph 10(D) below, (ii) any action by Employer to materially limit, increase or modify Employee's duties and/or authority as Senior Vice President of Employer or to otherwise change the regular work location of Employee outside of the greater Indianapolis area, (iii) any failure of Employer to obtain the assumption of the obligation to perform this Agreement by any successor of Employer, or (iv) any material breach by Employer of a term, condition or covenant of this Agreement.

          If Employee terminates this Agreement pursuant to this Paragraph 10(C), Employee shall immediately upon the termination of this Agreement forfeit all rights and benefits to which he would otherwise have been entitled under this Agreement; provided, however, that within fifteen (15) business days after the termination of this Agreement pursuant to this Paragraph 10(C),

          1. If termination by Employee is without Good Reason, Employer shall pay to Employee that portion of his Annual Salary as provided in Paragraph 5(A) of this Agreement that shall have been earned through the termination date, but not yet paid; or

          2. If termination by Employee is with Good Reason, Employer shall pay to Employee a lump sum payment equal to remaining portion of Employee's Annual Salary as provided in Paragraph 5(A) for the Term then in effect, plus that portion of Employee's Bonus as provided in Paragraph 5(B) of this Agreement that shall have been earned through the termination date, but not yet paid.

               Except as otherwise set forth herein or as otherwise required by applicable law, following the termination date established pursuant to this Paragraph 10(C), Employer and Employee shall have no further obligations to each other under this Agreement.

     D. Termination by Employer Without Cause. At any time during the Term of Employment, Employer may terminate this Agreement (and, thus, terminate Employee's Employment) for any reason by providing Employee written notice of its intent to terminate this Agreement pursuant to this Paragraph 10(D) and specifying in such notice a termination date not less than thirty (30) days after the giving of the notice ("Employer's Notice Period"). This Agreement and Employee's employment shall terminate at the close of business on the last day of Employer's Notice Period.

          If this Agreement is terminated pursuant to this Paragraph 10(D), Employee shall immediately upon the termination of this Agreement forfeit all rights and benefits to which he would otherwise have been entitled under this Agreement; provided, however, that within fifteen
          (15) business days after the termination of this Agreement pursuant to this Paragraph 10(D), Employer shall pay to Employee a lump sum payment equal to remaining portion of Employee's Annual Salary as provided in Paragraph 5(A) for the Term then in effect, plus that portion of Employee's Bonus as provided in Paragraph 5(B) of this Agreement that shall have been earned through the termination date, but not yet paid. Except as otherwise set forth herein or as otherwise required by applicable law, following the termination date established pursuant to this Paragraph 10(D), Employer and Employee shall have no further obligations to each other under this Agreement.

     E. Termination by Employer With Cause. At any time during the Term of Employment, Employer may terminate this Agreement and Employee's Employment for "Cause." The term "Cause" as used herein shall mean a reasonable determination by Employer that Employee:

          1. Engaged in willful and continued failure to perform substantially Employee's duties with Employer if such failure continues for a period of thirty (30) days after Employer delivers to Employee written demand for substantial performance, specifically identifying the manner in which Employee has not substantially performed his duties;

          2.   Engaged  in  unauthorized  conduct  and  behavior  that  has  the likelihood of exposing Employer to material liability or otherwise significantly jeopardizing Employer's business interests;

          3. Has been convicted of any crime constituting a felony or involving moral turpitude or controlled substance;

          4.   Materially breached any term or condition of this Agreement; or

          5.   As otherwise defined in this Agreement.

               Upon the occurrence of any of the foregoing, Employer may provide Employee written notice of its intent to terminate this Agreement pursuant to this Paragraph 10(E) and this Agreement and Employee's employment shall terminate at the close of business on the date on which Employer provides such notice.

               If this Agreement is terminated pursuant to this Paragraph 10(E), Employee shall immediately upon the termination of this Agreement forfeit all rights and benefits to which he would otherwise have been entitled under this Agreement; provided, however, that Employer shall pay to Employee in accordance with Employer's normal payroll practices, that portion of Employee's Annual Salary as provided in Paragraph 5(A) of this Agreement that shall have been earned through the termination date. Except as otherwise set forth herein or as otherwise required by applicable law, following the termination date established pursuant to this Paragraph 10(E), Employer and Employee shall have no further obligations to each other under this Agreement.

     F. Exception to Loss of Rights and Benefits. Notwithstanding any contrary provisions contained herein, termination of this Agreement for any reason shall not otherwise terminate the rights and benefits held by Employee under any separate written agreement between Employee and Employer or any affiliate of First Merchants Corporation, including, but not limited to, Employee's rights and benefits under any change in control agreement, stock options, restricted share awards, other deferred compensation agreements, and the Merger Agreement, as defined in Paragraph 19.

11.  Indemnification of Employee.

     Employer shall indemnify Employee to the fullest extent permitted by Employer's articles of incorporation, by-laws and applicable federal or state laws for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and attorneys' fees) incurred or paid by Employee in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by Employee or services for, or the acting by Employee as a director, officer or employee of, Employer, any subsidiary of Employer or any other person or enterprise at Employer's request. Expenses, including but not limited to attorneys' fees and disbursements, incurred in defending any action, suit, investigation or proceeding, for which Employee may be entitled to indemnification under this Paragraph 11 upon final disposition of such action, shall be paid by Employer in advance of the final disposition, to the maximum extent permitted by applicable laws and regulations; provided, however, that prior to making any such payments Employer shall receive an undertaking by or on behalf of Employee to repay such amounts if it shall ultimately be determined that he is not entitled to indemnification.

12.  Suspension.

     If Employee is suspended and/or temporarily prohibited from participating in the conduct of Employer's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and (g)(1)), Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer shall (i) pay Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.


13.  Removal or Prohibition.

     If Employee is removed and/or permanently prohibited from participating in the conduct of Employer's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C.
     Section 1818(e)(4) or (g)(1)), all obligations of Employer under this Agreement shall terminate as of the effective date of the order and shall be considered a termination of Employee by Employer for "Cause" pursuant to Paragraph 10(E) of this Agreement.

14.  Default of Employer.

     If Employer  is in default  (as  defined in section  3(x)(1) of the Federal
     Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, and shall be considered a termination of Employee by Employer for "Cause" pursuant to Paragraph 10(E) of this Agreement.

15.  Termination by Regulatory Action.

     All obligations under this Agreement may be terminated except to the extent determined that the continuation of the Agreement is necessary for the continued operation of Employer: (i) by the Office of the Comptroller of the Currency (the "Controller"), at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of Employer under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Controller at the time the Controller approves a supervisory merger to resolve problems related to operation of Employer or when Employer is determined to be in an unsafe and unsound condition.

16.  Conflict with Regulations.

     If any of the  provisions in this  Agreement  shall conflict with 12 C.F.R.
     Section 30, Appendix A, or the Controller policies adopted thereunder (as the same may be amended from time to time) the requirements of such regulation shall supersede any contrary provisions herein and shall prevail.

17.  Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Employer, and unless clearly inapplicable, all references herein to Employer shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder are personal in nature and may not be delegated without the prior written approval of Employer.

18.  Choice of Law.

     This Agreement shall be interpreted, construed, and governed by the laws of the State of Indiana, regardless of the place of execution or performance.

19.  Entire Agreement

     This Agreement contains the entire agreement of the parties and replaces and supersedes all employment agreements between Employee and Lincoln Bancorp or Lincoln Bank, including, but not limited to that certain Amended and Restated Employment Agreement between Lincoln Bank and Employee dated October 1, 2007 and effective as of January 1, 2005 (the "Lincoln Agreements"). Notwithstanding the foregoing, the obligation to make the lump sum payment upon Change in Control, as provided in the Lincoln Agreements and reaffirmed in the Agreement of Reorganization and Merger Between First Merchants Corporation and Lincoln Bancorp entered into this same date (the "Merger Agreement"), shall not be superseded or replaced, but shall continue to be in full force and effect.

     This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     This Agreement may be executed in multiple counterparts, each of which (or a facsimile thereof) shall be deemed an original, but all of which shall be considered a single instrument.

20.  Severability.

     If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions shall remain in full force and effect.

21.  Notice.

     Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if (i) delivered by hand to the other party; (ii) sent by facsimile communication with appropriate confirmation of delivery; (iii) sent by registered or certified United States Mail, return receipt requested, with all postage prepaid; or
     (iv) sent by recognized commercial express courier services, with all delivery charges prepaid; and addressed as follows:

                  If to Employer:
                  First Merchants Bank of Central Indiana, National Association
                  _________________________
                  _________________________
                  _________________________
                  _________________________

                  If to Employee:
                  John B. Ditmars
                  _________________________
                  _________________________

     or to such other address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

22.  Successor.

     Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer, by agreement in form and substance satisfactory to Employee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be a material intentional breach of this Agreement and shall entitle Employee to terminate this Agreement with Good Reason pursuant to Paragraph 10(C) herein. Any successor assuming this Agreement shall be subject to the obligations of this Paragraph 22, similar to Employer.

23.  Acknowledgement.

     Employee represents and acknowledges that Employee has had adequate time to review this Agreement, Employee has had the opportunity to ask questions and receive answers from Employer regarding this Agreement, and Employee has had the opportunity to consult with legal advisors of his choice concerning the terms and conditions of this Agreement.

     This Agreement is intended to supersede and replace all prior agreements, understandings and arrangements between or among Employer, or any agent thereof, and the Employee, or any agent thereof, relating to the employment of Employee.


        [THIS SPACE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE TO FOLLOW].

     IN WITNESS WHEREOF, the parties hereto have voluntarily executed this Agreement as of the day and year first above written.

"EMPLOYER"                                   "EMPLOYEE"
FIRST MERCHANTS BANK OF                      JOHN B. DITMARS
   CENTRAL INDIANA,
   NATIONAL ASSOCIATION


By:___________________________________       ___________________________________
                                               John B. Ditmars
 _____________________________________
(Printed)




The undersigned, First Merchants Corporation, sole shareholder of Employer, agrees that if it shall be determined for any reason that any obligation on the part of Employer to continue to make any payments due under this Agreement to Employee is unenforceable for any reason, First Merchants Corporation agrees to honor the terms of this Agreement and continue to make any such payments due hereunder to Employee pursuant to the terms of this Agreement.


                                          FIRST MERCHANTS CORPORATION


                                          _____________________________________
                                          Michael C. Rechin, President and
                                          Chief Executive Officer

                                  EXHIBIT 10.1
                                  News Release
                                     dated
                               September 3, 2008


N/E/W/S  R/E/L/E/A/S/E
September 3, 2008

For immediate release

For further information, contact:
Mark Hardwick, Executive VP and Chief Financial Officer
First Merchants Corporation                                        765-751-1857

Jerry R. Engle, President and CEO
Lincoln Bancorp                                                    317-839-6539

First Merchants Corporation Announces the Signing of a Definitive Agreement to Acquire Lincoln Bancorp

(Muncie, Ind. and Plainfield, Ind., September 3, 2008) First Merchants Corporation (NASDAQ: FRME) and Lincoln Bancorp (NASDAQ: LNCB) today announced they have executed a definitive agreement for First Merchants Corporation to acquire Lincoln Bancorp through a merger of Lincoln into First Merchants.

First Merchants ($3.8 billion) and Lincoln ($890 million) will have combined assets of $4.7 billion and create the largest financial holding company based in Central Indiana. The combined company will have eighty-two banking offices in twenty-three Indiana and three Ohio counties, a trust company with assets under management in excess of $1.7 billion, and a multi-line insurance agency.

Mike Rechin, President and Chief Executive Officer of First Merchants, said, "Lincoln Bancorp has a long history of deep-rooted commitment to community banking, and will become the newest member of the First Merchants family. As a company that has been in business since 1884, its success has been tied to the high value it places on relationships with its customers and communities. Lincoln's franchise fits well with First Merchants' strategic direction and specifically its presence in Johnson and Hendricks counties, two of Indiana's fastest growing markets. With convenience as an intended benefit, customers in the Indianapolis market area may now enjoy access to 30 First Merchants Banking Centers. The partnership between Lincoln and First Merchants provides Indiana business owners and consumers with the opportunity to bank with an Indiana company."

"Our expectation is that this combination will be mutually beneficial to First Merchants and Lincoln shareholders. We anticipate modest dilution to Earnings Per Share in 2009, with accretive EPS growth in 2010 and beyond, through identified transaction synergies," Rechin stated.

"First Merchants shares our deep commitment to community banking. Our combined strength will provide the opportunity to offer enhanced products and services to our customers," stated Jerry R. Engle, President and Chief Executive Officer of Lincoln Bancorp.

The merger agreement provides that shareholders of Lincoln will have the right to elect to receive cash in the approximate amount of $15.76 per share, or
0.7004 shares of First Merchants common stock for each share of Lincoln common stock owned by them, subject to proration as a result of a maximum limit on the aggregate number of shares issued or cash paid to all Lincoln shareholders. Based on First Merchants' September 2, 2008 closing price, the transaction value is estimated between $74 million and $77 million depending on the elections of shareholders.

The transaction is expected to be completed in the fourth quarter of 2008, subject to the affirmative vote of Lincoln shareholders, regulatory approvals, and other customary conditions.

The corporation further announced that Michael J. Stewart, First Merchants Corporation's Chief Banking Officer, will also serve as President of the newly consolidated First Merchants Bank of Central Indiana. Mike Baker and Jerry Engle will serve as regional presidents, with continued commitment to strengthening their local market impact.

Sandler O'Neill & Partners, L.P. served as financial advisor to Lincoln Bancorp and rendered a fairness opinion to the company's board of directors in this transaction. Lincoln Bancorp's legal advisor was Bose McKinney & Evans LLP. First Merchants Corporation's legal advisor was Bingham McHale LLP.

First Merchants Corporation is a financial services holding company focused on building deep lifelong client relationships and providing maximum shareholder value.

First Merchants Corporation operates four bank subsidiaries including, First Merchants Bank, First Merchants Bank of Central Indiana, Lafayette Bank & Trust Company, and Commerce National Bank in Columbus, Ohio. First Merchants Trust Company unites the trust and asset management services of all affiliate banks and is one of Indiana's largest trust companies. The Corporation also includes First Merchants Insurance Services and is majority owner of Indiana Title Insurance Company.

Lincoln Bancorp and Lincoln Bank are headquartered in Plainfield, Indiana with additional offices in Avon, Bargersville, Brownsburg, Crawfordsville, Frankfort, Franklin, Greenwood, Mooresville, Morgantown, Nashville and Trafalgar. The Bank also has 2 loan production offices located in Carmel and Greenwood, Indiana.

Forward-Looking Statements

This document contains forward-looking statements about First Merchants Corporation, Lincoln Bancorp, the combined company, and the proposed merger, which are within the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to the expected timing, completion and effects of the proposed merger and the financial condition, results of operations, plans, objectives, future performance and business of First Merchants, Lincoln and the combined company, including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors which could cause First Merchants' and Lincoln's actual results or the circumstances and timing of the proposed merger to differ materially from those anticipated by the forward-looking statements. These factors include, but are not limited to: (1) competitive pressures among depository institutions increasing significantly; (2) changes in the interest rate environment reducing interest margins; (3) prepayment activity, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either nationally or in the states in which First Merchants and Lincoln do business, become less favorable than expected; (5) expected synergies and cost savings are not achieved or achieved at a slower pace than expected; (6) integration problems or delays; (7) legislative or regulatory changes which adversely affect the businesses in which First Merchants and Lincoln are engaged; (8) changes in the securities markets; (9) the economic impact of terrorist attacks and similar or related events; (10) receipt of regulatory approvals without unexpected delays or conditions; (11) retention of customers and critical employees; (12) unanticipated changes in laws, regulations, or other industry standards; and (13) those risk factors described in First Merchants' and Lincoln's Annual Reports on Form 10-K for the year ended December 31, 2007.

                                      * * *

First Merchants will be filing a Registration Statement on Form S-4 concerning the merger with the Securities and Exchange Commission ("SEC"), which will include the proxy statement that will be mailed to Lincoln's shareholders. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge, when filed, at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by First Merchants will be available free of charge from the Secretary of First Merchants at 200 E. Jackson Street, Muncie, IN 47305, telephone (765) 747-1500. Documents filed with the SEC by Lincoln will be available free of charge from the Secretary of Lincoln at 905 Southfield Drive, Plainfield, IN 46168, telephone (317) 839-6539. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. Copies of all recent proxy statements and annual reports are also available free of charge from the respective companies by contacting the company secretary.

First Merchants and Lincoln and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. Information about the participants may be obtained through the SEC's website from the definitive proxy statement filed with the SEC on March 19, 2008, with respect to First Merchants and the definitive proxy statement filed with the SEC on March 13, 2008, with respect to Lincoln.